Exhibit 10(a)


                                                              [EXECUTION COPY]



                        U.S. $65,000,000


                          RECEIVABLES
                  PURCHASE AND SALE AGREEMENT

                   Dated as of June 30, 1989


        As AMENDED and RESTATED as of FEBRUARY 28, 1997

                             Among


                       IES UTILITIES INC.


                           as Seller

                              and


                         CITIBANK, N.A.


                              and



                  CITICORP NORTH AMERICA, INC.


                   Individually and as Agent




                       TABLE OF CONTENTS
Section                                                                   Page


          PRELIMINARY STATEMENTS                                            1

ARTICLE I  DEFINITIONS
          SECTION 1.01.  Certain Defined Terms                              2
          SECTION 1.02.  Incorporation by Reference                         4
          SECTION 1.03.  Other Terms                                        5
          SECTION 1.04.  Computation of Time Periods                        5

ARTICLE II  AMOUNTS AND TERMS OF THE PURCHASES
          SECTION 2.01.  Commitment                                         5
          SECTION 2.02.  Making Purchases                                   5
          SECTION 2.03.  Termination or Reduction of the Commitment         6
          SECTIONS 2.04 through 2.09.  Incorporation by Reference           6
          SECTION 2.10.  Fees                                               7
          SECTION 2.11.  Intentionally Left Blank                           7
          SECTION 2.12.  Recourse for Defaulted Receivables                 7
          SECTION 2.13.  Eurodollar Increased Costs                         8
          SECTION 2.14.  Additional Yield on Shares Bearing a Eurodollar
                           Rate                                             8

ARTICLE III  CONDITIONS OF PURCHASES
          SECTION 3.01.  Conditions Precedent to Initial Purchase           8
          SECTION 3.02.  Conditions Precedent to the Effectiveness of
                           the Amendment and Restatement of the
                           Original Agreement                               9
          SECTION 3.03.  Conditions Precedent to All Purchases and
                           Reinvestments                                   10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
          SECTION 4.01.  Representations and Warranties of the Seller      10

ARTICLE V  GENERAL COVENANTS OF THE SELLER
          SECTION 5.01.  Affirmative Covenants of the Seller               11
          SECTION 5.02.  Reporting Requirements of the Seller              11
          SECTION 5.03.  Negative Covenants of the Seller                  11

ARTICLE VI  ADMINISTRATION AND COLLECTION
          SECTION 6.01.  Designation of Collection Agent                   11
          SECTIONS 6.02 through 6.05.  Incorporation by Reference          11

ARTICLE VII  EVENTS OF TERMINATION
          SECTION 7.01.  Events of Termination                             12

ARTICLE VIII  THE AGENT
          SECTION 8.01.  Authorization and Action                          13
          SECTION 8.02.  Agent's Reliance, Etc                             13
          SECTION 8.03.  CNAI and Affiliates                               14
          SECTION 8.04.  Indemnification of Agent                          14

ARTICLE IX  ASSIGNMENT OF SHARES
          SECTION 9.01.  Assignability                                     14
          SECTION 9.02.  Annotation of Certificate                         17

ARTICLE X  INDEMNIFICATION
          SECTION 10.01.  Indemnities by the Seller                        17

ARTICLE XI  MISCELLANEOUS
          SECTION 11.01.  Amendments, Etc.                                 18
          SECTION 11.02.  Notices, Etc.                                    19
          SECTION 11.03.  No Waiver:  Remedies                             19
          SECTION 11.04.  Binding Effect: Assignability                    20
          SECTION 11.05.  Governing Law                                    20
          SECTION 11.06.  Costs, Expenses and Taxes                        20
          SECTION 11.07.  Confidentiality                                  20
          SECTION 11.08.  Execution in Counterparts                        21
          SECTION 11.09.  Amendment of the Original Certificate            21



                            EXHIBITS


EXHIBIT A      Form of Certificate

EXHIBIT B      CIESCO Agreement

EXHIBIT C      Form of Opinion of Counsel for the Seller

EXHIBIT D      Form of Assignment and Acceptance



            RECEIVABLES PURCHASE AND SALE AGREEMENT

                   Dated as of June 30, 1989

        as Amended and Restated as of February 28, 1997


           IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), an Iowa corporation (the "Seller"), CITIBANK, N.A. ("Citibank") and CITICORP NORTH AMERICA, INC., a Delaware corporation, individually ("CNAI") and as agent (the "Agent") for itself and the Banks (as defined below), agree as follows:

            PRELIMINARY  STATEMENTS.   (1)   Certain  terms  which   are
capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

           (2) The Seller has, and expects to have, Pool Receivables in which the Seller intends to sell interests referred to herein as Shares.

           (3) Citibank desires to purchase Shares from the Seller, and CNAI may elect to purchase Shares from the Seller.

           (4) In consideration of the reinvestment in Pool Receivables of daily Collections (other than with regard to accrued Yield, Miscellaneous Fees, and Collection Agent Fee) attributable to an Share, the Seller will sell to the Owner of such Share, respectively, additional interests in the Pool Receivables as part of such Share until such reinvestment is terminated. It is intended that such daily reinvestment of Collections be effected by an automatic daily adjustment to each Owner's Shares.

          (5)  CNAI has been requested and is willing to act as Agent.

          (6) The Seller, Citibank and CNAI, as Agent, entered into a Receivables Purchase and Sale Agreement, dated as of June 30, 1989, and amended and restated as of April 15, 1994 (collectively, the "Original Agreement").

          (7) The Seller, Citibank and CNAI, individually and as Agent, desire to again amend and restate the Original Agreement.


          NOW THEREFORE, the parties agree as follows:


                           ARTICLE I

                          DEFINITIONS

           SECTION 1.01. Certain Defined Terms. (a) Unless otherwise defined herein, and subject to the modifications herein set forth, capitalized terms used in this Agreement or in any provisions of the Ciesco Agreement incorporated herein by reference shall have the meanings given to them in the Ciesco Agreement. Without limiting the foregoing, the defined terms "Contracts", "Credit and Collection Policy" (together with the related Schedule to the Original Ciesco Agreement) and "Seller Report" (together with the related Exhibit B of the Ciesco Agreement), are hereby incorporated by reference.

          (b) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Agent's Account" means the special account (account number 4051-9819) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

           "APA" means the Asset Purchase Agreement entered into by a Bank concurrently with the Assignment and Acceptance pursuant to which it became a party to this Agreement.

          "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit D hereto.

           "Bank Commitment" of any Bank means, (a) with respect to Citibank, $65,000,000, or such amount as reduced by any Assignment and Acceptance entered into between Citibank and other Banks (but not reduced below (i) 10% of the Commitment minus (ii) the Capital of Shares purchased by CNAI), or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, or such amount as reduced by any Assignment and Acceptance entered into between such Bank and an Eligible Assignee, in each case as reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

           "Banks" means Citibank and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.01.

           "Ciesco Agreement" means the Receivables Purchase and Sale Agreement, dated as of June 30, 1989, as amended and restated as of February 28, 1997, among the Seller and Ciesco L.P. and CNAI, as Agent, in substantially the form attached hereto as Exhibit B, as the same may, from time to time, be amended, modified or supplemented.

           "Capital" of any Share means the original amount paid to the Seller for such Share at the time of its acquisition by the Banks or CNAI, as the case may be, pursuant to Sections 2.01 and 2.02, or such amount divided or combined by any dividing or combining of such Share pursuant to Section 2.09, reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.06; provided that, if such Capital of such Share shall have been reduced by any distribution of any portion of Collections and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Capital of such Share shall be increased by the amount of such distribution, all as though such distribution had not been made.

           "Certificate" means the Original Certificate, as amended by the amendment and restatement of the Original Agreement.

           "Citibank Rate" for any Fixed Period for any Share means the interest rate defined as the "Assignee Rate" in the Ciesco Agreement minus the "Fee Letter Fees Rate" (as defined in the Ciesco Agreement).

          "Collection Agent" means at any time the Person (including the Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

            "Collection   Agent  Fee"  has  the  meaning  specified   in
Section 2.10.

           "Commitment" means $65,000,000 as such amount may be reduced pursuant to Section 2.03.

            "Commitment   Termination  Date"  means  the   earliest   of
(a) April 14, 1999, unless, prior to such date (or the date of any extension referred to below), Citibank, in its sole discretion, shall consent that the Commitment Termination Date be extended for an additional year, (b) the Facility Termination Date under the Ciesco
Agreement,  (c)  the  date  determined  pursuant  to  Section  2.03   or
Section 7.01, or (d) the date the Commitment reduces to zero.

           "Eligible  Assignee" means (i) CNAI or any of its Affiliates,
(ii) any Bank already a party to this Agreement, (iii) Persons managed by CNAI or any of its Affiliates, or (iv) any other financial institution or other entity which is acceptable to the Agent and approved by the Seller, which approval shall not be unreasonably withheld.

            "Event   of  Termination"  has  the  meaning  specified   in
Section 7.01.

           "Investor" means Ciesco L.P., as the "Investor" pursuant to the Ciesco Agreement.

          "Majority Banks" means at any time Banks holding more than 50% of the aggregate outstanding Capital of all Shares or, if no Capital is then outstanding, Banks having more than 50% of the Commitment.

           "Original Agreement" means the Receivables Purchase and Sale Agreement, dated as of June 30, 1989, among the Seller, Citibank, and CNAI, individually and as Agent and amended and restated as of April 15, 1994.

           "Original Certificate" means the certificate of assignment, dated as of June 30, 1989, by the Seller to the Agent.

          "Original Ciesco Agreement" means the Receivables Purchase and Sale Agreement, dated as of June 30, 1989, among the Seller, Ciesco L.P. and CNAI, as Agent and amended and restated as of April 15, 1994.

          "Owner" means each Bank which purchases an Share hereunder and all other owners by assignment or otherwise of an Share.

           "Termination Date" for any Share means the earlier of (i) the Reinvestment Termination Date for such Share and (ii) the Commitment Termination Date.

           "Yield" means for each Share for any Fixed Period the product of

                        CR x C x ED + LF
                                 --
                                 360

where:

          CR   =    the Citibank Rate for such Share for
                    such Fixed Period;

          C    =    the Capital of such Share during such
                    Fixed Period;

          ED   =    the actual number of days  elapsed
                    during such Fixed Period; and

          LF   =    the Liquidation Fee, if any, for such
                    Share for such Fixed Period;

provided that no provision of this Agreement or the Certificate shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Share shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

          SECTION 1.02. Incorporation by Reference. Various provisions of (including defined terms) and Exhibits and Schedules to the Ciesco Agreement are specifically incorporated in this Agreement by reference, with the same force and effect as if the same were set out in this Agreement in full. All references in such incorporated provisions to the "Agent" and "Agreement" shall, without further reference, mean and refer to CNAI as Agent under this Agreement and this Agreement, respectively, and, without limitation, all references in such incorporated provisions to "Certificate", "Collections", "Contract", "Credit and Collection Policy", "Share", "Net Receivables Pool Balance", "Owner", "Pool Receivable", "Purchase", "Receivable", "Receivables Pool" and "Related Security" shall mean and refer to the Certificate, Collections, a Contract, the Credit and Collection Policy, an Share, the Net Receivables Pool Balance, an Owner, a Pool Receivable, a Purchase, a Receivable, the Receivables Pool and the Related Security under this Agreement, respectively; likewise, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Ciesco Agreement shall have the meaning given to it in this Agreement. The incorporation by reference into this Agreement from the Ciesco Agreement is for convenience only, and this Agreement and the Ciesco Agreement shall at all times be, and be deemed to be and treated as, separate and distinct facilities. Incorporation by reference in this Agreement from the Ciesco Agreement shall not be affected or impaired by any subsequent expiration or termination of the Ciesco Agreement, nor by any amendment thereof or waiver thereunder unless the Agent, as agent for the Banks shall have consented to such amendment or waiver in writing.

           SECTION 1.03. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

           SECTION 1.04. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


                           ARTICLE II

               AMOUNTS AND TERMS OF THE PURCHASES

           SECTION 2.01. Commitment. On the terms and conditions hereinafter set forth, CNAI may in its sole discretion, and if CNAI does not elect to do so the Banks shall, make Purchases from time to time during the period from the date hereof to the Commitment Termination Date. Under no circumstances shall the Banks be obligated to make, or CNAI make, any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Shares, together with the aggregate outstanding "Capital" of all "Shares" under the Ciesco Agreement, would exceed the Commitment. The Owner of each Share shall, with the proceeds of Collections attributable to such Share, reinvest pursuant to
Section 2.05 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Share.
Nothing in this Agreement shall be deemed to be or construed as a commitment by CNAI to purchase any Share at any time.

           SECTION 2.02. Making Purchases. (a) Each Purchase shall be made on at least three Business Days' notice from the Seller to the Agent. Each such notice of a Purchase shall specify the initial purchase price for the Share to be purchased and date of such Purchase and the desired duration of the initial Fixed Period for the Share to be purchased. The Agent shall notify the Seller whether the desired duration of the initial Fixed Period for the Share to be purchased is acceptable and the Agent shall promptly notify the Banks of the proposed Purchase. Such notice of Purchase shall be sent by telecopier, telex or cable to all Banks concurrently and shall specify the date of such
Purchase, each Bank's Percentage Interest (as set forth in the Assignment and Acceptance) multiplied by the aggregate amount of Capital of the Share being purchased, the Fixed Period for such Share and whether Yield for the Fixed Period for such Share is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least two Business Days prior to the purchase date) or the Alternate Base Rate.

           (b) Prior to 2:00 P.M. (New York City time) on the date of each such Purchase, the Banks ratably in accordance with their respective Bank Commitments shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent the amount of their respective Purchases by deposit of the applicable amount in immediately available funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller at Citibank's office at 399 Park Avenue, New York, New York.

           (c) Notwithstanding the foregoing, the total outstanding Capital of Shares that any Bank shall be obligated to purchase under this Section 2.02 shall not at any time exceed such Bank's Bank Commitment less (in the case of any Bank other than Citibank) the aggregate "Capital" of "Percentage Interests" purchased under the APA. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any Purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such Purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any Purchase.

           (d) If CNAI chooses to purchase Shares, it shall do so by entering into an Assignment and Acceptance.

           SECTION  2.03.   Termination or Reduction of the  Commitment.
(a) Optional. The Seller may, upon at least two Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Commitment; provided that, for purposes of this Section 2.03(a), the unused portion of the Commitment shall be computed as the excess of
(A) the Commitment immediately prior to giving effect to such termination or reduction over (B) the sum of (i) the aggregate Capital of Shares outstanding at the time of such computation and (ii) the aggregate"Capital" of "Shares" outstanding under the Ciesco Agreement at such time; provided further that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof.

           (b) Mandatory. On each day on which the Seller shall, pursuant to Section 2.03(a) of the Ciesco Agreement, reduce in part the unused portion of the Purchase Limit (as defined in the Ciesco Agreement), the Commitment shall automatically reduce by an equal amount. The Commitment shall automatically terminate in whole on any day on which the Seller shall terminate in whole the Purchase Limit pursuant to Section 2.03(a) of the Ciesco Agreement.

          SECTIONS 2.04 through 2.09. Incorporation by Reference. Each of Sections 2.04 through 2.09 of the Ciesco Agreement is hereby incorporated herein by this reference.

           SECTION 2.10. Fees. (a) The Seller shall pay certain fees to the Agent as more fully set forth in a letter agreement.

          (b) Each Owner shall pay to the Collection Agent a collection fee (the "Collection Agent Fee") of 1/4 of 1% per annum on the average daily amount of Capital of each Share owned by such Owner, from the date of the initial Purchase hereunder until the later of the Commitment Termination Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Share; provided that upon three Business Days' notice to the Agent, the Collection Agent may (if not the Seller) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Share, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(b); and provided further that such fee shall be payable only from Collections pursuant to, the subject to the priority of payment set forth in, Sections 2.05 and 2.06.

          SECTION 2.11.  Intentionally Left Blank.

          SECTION 2.12. Recourse for Defaulted Receivables. (a) To the extent of the Default Recourse Limit (as defined below) then available, on the last day of each Settlement Period for each Share in which a Liquidation Day has occurred for such Share, the Seller shall be obligated to pay to the Agent for the account of the Owner of such Share, without prejudice to any other rights that the Investor or any other Owner may have hereunder or under applicable law, an amount equal to the interest of such Share in the Outstanding Balance of any Pool Receivable that at such time is a Defaulted Receivable (but without duplication of amounts previously paid under this subsection (a) with respect to such interest in such Defaulted Receivable).

           (b) "Default Recourse Limit" means at any time an amount equal to:

           (i) the applicable Loss Percentage multiplied by the Capital of such Share at such time, provided that the foregoing amount shall not be recomputed (and shall remain fixed) on any day that is a Liquidation Day for such Share, provided further that such amount shall again be recomputed (and no longer shall remain fixed) on any day that is no longer a Liquidation Day for such Share;

           (ii) plus an amount equal to the interest of such Share in any Collections with respect to each Defaulted Receivable in respect of which payments shall have been made prior to such time by the Seller under Section 2.12(a) above, provided that the Default Recourse Limit for any Share shall not at any time by reason of this clause (ii) exceed the Default Recourse Limit that was in effect as of the then most recent date of recomputation in accordance with clause (i) above.

           (c) The proceeds of any payment made pursuant to Section 2.12(a) above shall be deemed to be a Collection in respect of each Receivable in respect of which such payments are made by the Seller, and the amount of each such Collection shall be applied as provided in
Section 2.05 or 2.06, as applicable at the time of payment.

           SECTION 2.13.  Eurodollar Increased Costs.  If due to  either
(i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.14) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to purchase or purchasing, or maintaining the ownership of Shares in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Bank (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Bank (as a third-party beneficiary), from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increased costs; provided that (a) such costs of a Bank shall not be reimbursed to the extent that they relate to the amount of capital required or expected to be maintained by such Bank based upon the existence of any such commitment or any such purchases, and (b) the Seller shall have no obligation to comply with any demand for reimbursement to the extent that any such demand relates to any period more than 90 days prior to the date on which a Bank initially made demand for reimbursement. A certificate as to such amounts submitted to the Seller and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.14. Additional Yield on Shares Bearing a Eurodollar Rate. The Seller shall pay to any Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Share of such Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting
(i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause
(i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Fixed Period, payable on each date on which Yield is payable on such Share. Such additional Yield shall be determined by such Bank and notified to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.


                          ARTICLE III

                    CONDITIONS OF PURCHASES

           SECTION 3.01. Conditions Precedent to Initial Purchase. The initial Purchase hereunder was subject to the conditions precedent that the conditions precedent to the initial "Purchase" under the Ciesco Agreement were satisfied on or prior to the date of such Purchase and that the Agent received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

           (a)  The Original Certificate.

           (b) Certified copies of the resolutions of the Board of Directors of the Seller approving the Original Agreement and the Original Certificate, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Original Agreement and the Original Certificate.

           (c) A certificate of the Secretary or Assistant Secretary or General Counsel of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Original Agreement and the Original Certificate and the other documents to be delivered by it thereunder.

           (d) Acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the date of the initial Purchase, under the UCC of all jurisdictions that the Agent deemed necessary or desirable in order to perfect the ownership interests created by the Original Agreement.

           (e) Acknowledgment copies or stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller.

           (f) Completed requests for information, dated on or before the date of the initial Purchase, listing the financing statements referred to in subsection (d) above and all other effective financing statements filed in the jurisdictions referred to in subsection (d) above that named the Seller as debtor, together with copies of such other financing statements (none of which were to cover any Receivables, Contracts or Related Security).

           (g) A favorable opinion of Thomas J. Pitner, Esq., Vice President and General Counsel for the Seller.

           (h) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent.

           SECTION 3.02. Conditions Precedent to the Effectiveness of the Amendment and Restatement of the Original Agreement. The effectiveness of the amendment and restatement of the Original Agreement is subject to the conditions precedent that the Agent shall have received on or before the date thereof the following, each (unless otherwise indicated) dated the date hereof, in form and substance satisfactory to the Agent:

            (a)   The Certificate.

            (b) A certificate of the Secretary or Assistant Secretary or General Counsel of the Seller certifying the names and true signatures of the officers authorized to sign this Agreement and the other documents to be delivered by it hereunder.

           (c) A favorable opinion of Stephen W. Southwick, Esq., Vice President, General Counsel and Secretary of the Seller, substantially in the form of Exhibit C hereto and as to such other matters as the Agent may reasonably request.

           SECTION 3.03. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to an Share pursuant to Sections 2.05 or
2.06 shall be subject to the further conditions precedent that (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Seller Report, dated within five days prior to the date of such Purchase, together with a listing by Obligor of all Pool Receivables and such additional information as may be reasonably requested by the Agent, and (b) on the date of such Purchase or reinvestment the Ciesco Agreement shall be in full force and effect and the following statements shall be true (and the acceptance by the Seller of the proceeds of such Purchase or reinvestment shall constitute a representation and warranty by the Seller that on the date of such Purchase or reinvestment such statements are true):

           (i)   The  representations and warranties  contained  in
     Section 4.01 of this Agreement are correct on and as of the date of such Purchase or reinvestment, before and after giving effect to such Purchase or reinvestment and to the application of the proceeds therefrom, as though made on and as of such date, and

           (ii) No event has occurred and is continuing, or would result from such Purchase or reinvestment or from the application of the proceeds therefrom, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

           SECTION 4.01. Representations and Warranties of the Seller. Each of the representations and warranties of the Seller as set forth in
Section 4.01 of the Ciesco Agreement (including Schedule I) is hereby incorporated herein by this reference and is deemed to be herein restated and hereby reconfirmed in favor of the Banks, CNAI and the Agent.


                           ARTICLE V

                GENERAL COVENANTS OF THE SELLER

          SECTION 5.01. Affirmative Covenants of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, comply with each and every affirmative covenant of the Seller as set forth in Section 5.01 of the Ciesco Agreement, each of which is hereby incorporated herein by this reference.

           SECTION 5.02. Reporting Requirements of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent each and every report, document, certificate or other item referred to in
Section 5.02 of the Ciesco Agreement, which is incorporated herein by this reference, except that each reference in said Section 5.02(c) to an "Event of Investment Ineligibility" shall be and be deemed to be a reference to an Event of Termination.

           SECTION 5.03. Negative Covenants of the Seller. Until the later of the Commitment Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will not, without the written consent of the Agent, violate any negative covenant set forth in Section 5.03 of the Ciesco Agreement, each of which is incorporated herein by this reference.


                           ARTICLE VI

                 ADMINISTRATION AND COLLECTION

           SECTION 6.01. Designation of Collection Agent. The Pool Receivables shall be serviced, administered and collected by the Person (the "Collection Agent") designated to do so from time to time in accordance with this Section 6.01. Until the Agent designates a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may at any time designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, if such Person (other than itself) shall agree in writing to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person to service, administer or collect the Pool Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

          SECTIONS 6.02 through 6.05. Incorporation by Reference. Each of Sections 6.02 through 6.05 of the Ciesco Agreement is hereby incorporated herein by this reference, except that the reference in said
Section 6.02(b) to "Facility Termination Date" shall be and be deemed to be a reference to the Commitment Termination Date.


                          ARTICLE VII

                     EVENTS OF TERMINATION

          SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

           (a) The Collection Agent (if the Seller or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

           (b) The Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(c), 5.03(e) or 6.03(a) of the Ciesco Agreement (in each case as incorporated herein by reference); or

           (c) Any representation or warranty or statement made by the Seller (or any of its officers) under or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

           (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller by the Agent; or

           (e)   Any  Purchase  or  any  reinvestment  pursuant  to
     Section 2.05 shall for any reason (other than pursuant to the terms hereof) cease to create, or any Share shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Share in each applicable Pool Receivable and the Related Security and Collections with respect thereto or the Certificate shall for any reason cease to evidence in the Owner of such Share legal and equitable title to, and ownership of, an undivided percentage ownership interest in Pool Receivables and Related Security to the extent of such Share; or

          (f) The Default Ratio as at the last day of any calendar month shall exceed 6% or the Delinquency Ratio as at the last day of any calendar month shall exceed 20%; or

           (g) The sum of the Shares percentage hereunder plus the "Shares" percentage under the Ciesco Agreement shall for a period of five consecutive Business Days be equal to or exceed 100%; or

          (h) There shall have been any material adverse change in the financial condition or operations of the Seller since December 31, 1993, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder;

            (i) There shall have occurred any event which constitutes or would, with the giving of notice or the lapse of time or both, constitute an "Event of Investment Ineligibility" under the Ciesco Agreement or the Ciesco Agreement shall cease for any reason to be in full force and effect;

then, and in any such event, the Agent may, by notice to the Seller declare the Commitment to be terminated, whereupon the Commitment shall forthwith terminate, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided that, upon the occurrence of any event described above in subsection
(e), or in the event of an actual or deemed entry of an order of relief with respect to the Seller referred to in Section 7.01(g) of the Ciesco Agreement, the Commitment shall automatically be terminated without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. Upon any such termination of the
Commitment, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article IX hereof, any Owner may elect to assign any Share owned by such Owner to an Assignee following the occurrence of any Event of Termination.


                          ARTICLE VIII

                           THE AGENT

           SECTION 8.01. Authorization and Action. Each of the Banks and CNAI hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

           SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Banks or CNAI and shall not be responsible to any of them for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;
(iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to the Banks or CNAI for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate or any other instrument or document furnished pursuant hereto; (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vi) may treat the Bank which funded any purchase of an Share as the Owner of such Share until the Agent receives and accepts an Assignment and Acceptance entered into by such Bank, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.01.

          SECTION 8.03. CNAI and Affiliates. With respect to any Share owned by it, CNAI shall have the same rights and powers under this Agreement as any other Owner and may exercise the same as though it were not the Agent. CNAI and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Banks.

           SECTION 8.04. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Seller), ratably according to the respective amounts of Capital of the Shares (or interests therein) owned by each of them (or if no Capital is then outstanding, the Banks shall indemnify the Agent ratably according to the respective amounts of their Bank Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for a portion of such liabilities, losses any damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.


                           ARTICLE IX

                      ASSIGNMENT OF SHARES


           SECTION 9.01. Assignability. (a) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Shares or interests therein owned by it); provided that

           (i) Citibank may not assign any portion of its Bank Commitment to the extent that it reduces such commitment below (A) 10% of the Commitment minus (B) the Capital of Shares purchased by CNAI,

           (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement.

           (iii) the amount being assigned pursuant to each such assignment shall in no event be less than the lesser of $10,000,000 and all of the assigning Bank's Bank Commitment,

           (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500, and

           (v) concurrently with such assignment, a Bank shall, if such Bank is a Bank other than Citibank, assign to such Eligible Assignee an equal percentage of its rights and obligations under the APA.

           Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

           (ii) such assigning Bank makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Seller or the performance or observance by the Seller of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

           (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Article V and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

           (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

           (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

           (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

           (c)   The Agent shall maintain at its address referred to  in
Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding Capital of Shares or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller.

          (e) Each Bank may sell participations to one or more banks or other entities, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank commitment and the Shares or interests therein owned by it); provided that (i) such Bank's obligations under this Agreement (including, without limitation, its Bank Commitment to the Seller hereunder), shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Seller, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (iv) concurrently with such participation, the Selling Bank shall, if such Bank is any Bank other than Citibank, sell to such bank or other entity a participation in an equal percentage of its rights and obligations under the APA.

           SECTION 9.02. Annotation of Certificate. The Agent shall annotate the Certificate to reflect any assignment of an Share made pursuant to Section 9.01 or otherwise.


                           ARTICLE X

                        INDEMNIFICATION

           SECTION 10.01. Indemnities by the Seller. Without limiting any other rights which the Agent, the Banks or CNAI or any Affiliate of any thereof (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") growing out of or resulting from this Agreement or the use of proceeds of Purchases or reinvestments or the ownership of Shares or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables (or delayed payment thereon) due to creditworthiness of Obligors or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Shares or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing (but subject to the restrictions described in the foregoing clauses (a) and (b)), the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

           (i) the purported sale by the Seller (and acceptance of any initial purchase price payment or reinvestment payment thereof) of an undivided percentage ownership interest in any Pool Receivable at the date of such payment or reinvestment of the aggregate percentage interest in the Pool Receivables with respect to all then outstanding Shares plus all then outstanding "Shares" under the Ciesco Agreement equals or exceeds 100%;

           (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

           (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest in the Owner of an Share an undivided percentage ownership interest, to the extent of such Share, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

           (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time;

           (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

           (vii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI or to perform its duties or obligation under the Contracts;

           (viii) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

           (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or reinvestments or the ownership of Shares or in respect of any Receivable, Related Security or Contract; or

          (x) the commingling of Collections of Pool Receivables at any time with other funds.


                           ARTICLE XI

                         MISCELLANEOUS


           SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement (including, without limitation, any provision of the Ciesco Agreement which is incorporated herein by reference), and no consent to any departure by the Seller herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, the Agent agrees that it shall not

          (a) without the prior written consent of each Bank, (i) amend the definitions of Eligible Receivable, Defaulted Receivable or Delinquent Receivable contained in this Agreement, or modify the then existing concentration Limit or any Special Concentration Limit or (ii) amend, modify or waive any provision of this Agreement in any way which would (A) reduce the amount of Capital or Yield that is payable on account of any Share or delay any scheduled date for payment thereof, or (B) impair any rights expressly granted to an assignee or participant under this Agreement, or (C) reduce fees payable by the Seller to the Agent or to Citibank which relate to payments to the Banks or delay the dates on which such fees are payable, or (D) modify any provisions relating to recourse for uncollectible Receivables or to reserves for Yield or for the Collection Agent Fee, or (iii) agree to a different Assignee Rate pursuant to the final proviso in the definition of Assignee Rate; or

           (b)  without the prior written consent of the Majority Banks,
     (i) amend the definitions of Default Ratio, Delinquency Ratio or Net Receivables Pool Balance, (ii) amend the Events of Termination to increase the maximum permitted Default Ratio or Delinquency Ratio or reduce the minimum required Net Receivables Pool Balance to Capital ratio or (iii) (A) waive violations of the Default Ratio or the Delinquency Ratio for more than two consecutive months, or
     (B) waive a violation of the Net Receivables Pool Balance to Capital ratio for more than one month beyond any applicable grace period unless the Seller has cured or has agreed to cure such violation within 30 days after notice from the Agent or (iv) amend this Agreement to increase the Commitment.

            SECTION 11.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto, or, with respect to any other Bank, at its address specified in the Assignment and Acceptance pursuant to which it became a Bank or at such other address as shall be designated by such Bank in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II shall not be effective until received by the Agent.

           SECTION 11.03. No Waiver: Remedies. No failure on the part of the Agent, the Banks or CNAI to exercise, and no delay in exercising, any of their respective rights hereunder or under the Certificate shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Citibank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank to or for the credit or the account of the Seller against any and all of the obligations of the Seller, now or hereafter existing under this Agreement to Citibank, CNAI or the Agent or their respective successors and assigns, whether or not any demand shall have been made under this Agreement and although such obligations may be unmatured. Citibank agrees promptly to notify the Seller after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 11.04. Binding Effect: Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Agent, the Banks and CNAI, and their respective successors and assigns, except that the Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as no Capital of any Share shall be outstanding; provided that rights and remedies with respect to the provisions of Article X and
Section 11.06 and 11.07 shall be continuing and shall survive any termination of this Agreement.

           SECTION 11.05. Governing Law. This Agreement and the Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the interests of the Owners, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof are governed by the laws of a jurisdiction other than the State of New York.

          SECTION 11.06. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Indemnified Parties under
Article X hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration (including periodic auditing), modification and amendment of this Agreement, the Certificate and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and Citibank, with respect thereto and with respect to advising the Agent and Citibank as to their rights and remedies under this Agreement. The Seller further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Agent, the Banks, CNAI and their respective Affiliates in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Certificate and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 11.06(a).

           (b) In addition, the Seller shall pay any and all stamp and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate or the other documents to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

            SECTION 11.07. Confidentiality. Except to the extent otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof), including the terms and provisions of the Ciesco Agreement (and all drafts thereof) incorporated herein by reference, and not to disclose this Agreement or such drafts to third parties (other than to its directors, officers, employees, accountants or counsel); provided that the
Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent.

          SECTION 11.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

           SECTION 11.09. Amendment of the Original Certificate. The Original Certificate is hereby amended in its entirety to read as set forth in Exhibit A and the Agent is hereby authorized to endorse on the Original Certificate the changes made pursuant to the amendment and restatement of this Agreement. Each reference in this Agreement to "the Certificate" shall mean the Original Certificate as amended by the amendment and restatement of this Agreement.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers (or agents) thereunto duly authorized, as of the date first above written.

                                   IES UTILITIES INC.


                                   By:___________________________
                                        Title:


                                   By:___________________________
                                        Title:

                                   200 First Street, S.E.
                                   Cedar Rapids, IA  52401


                                   CITICORP NORTH AMERICA, INC.,
                                   individually and as Agent


                                   By:___________________________
                                             Vice President

                                   450 Mamaroneck Avenue
                                   Harrison, NY  10528
                                        Attention:  Corporate Asset
                                                    Funding Department

                                   (TWX 510 600 5528
                                   Answerback CIC CAT UD)


                                   CITIBANK, N.A.


                                   By:___________________________
                                        Attorney-in-Fact

                                   450 Mamaroneck Avenue
                                   Harrison, NY  10528
                                        Attention:  Vice President

                                   Facsimile No. 914-899-7015


                           EXHIBIT A

                      FORM OF CERTIFICATE

                   Dated as of June 30, 1989
        As amended and restated as of February 28, 1997


           Reference is made to the Receivables Purchase and Sale Agreement dated as of June 30, 1989, as amended and restated as of February 28, 1997 (the "Agreement") among IES Utilities Inc. (formerly known as Iowa Electric Light and Power Company, the "Seller"), Citibank, N.A. ("Citibank") and Citicorp North America, Inc., individually and as Agent. Terms defined in the Agreement are used herein as therein defined.

           The Seller hereby sells and assigns to the Agent for the account of the Owner each Share as determined from time to time under the Agreement.

           Each Purchase of an Share made from the Seller, each assignment of such Share by its Owner to an Assignee and each reduction in Capital in respect of each Share evidenced hereby shall be endorsed by the Agent on the grid attached hereto which is part of this Certificate of Assignment. Such endorsement shall evidence the ownership of such Share initially by the purchaser thereof and upon any assignment, if any, thereof by the Assignee thereof and the amount of Capital from time to time.

          This Certificate of Assignment is made without recourse except as otherwise provided in the Agreement.

           This Certificate of Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN   WITNESS  WHEREOF,  the  undersigned  has  caused   this
Certificate of Assignment to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                   IES UTILITIES INC.


                                   By:______________________________
                                      Title:________________________


                                   By:______________________________
                                      Title:________________________


                             GRID


Number                             Capital             Owner
of                                 (Giving Effect      (Giving Effect
Shares*       Transaction**        to Transaction)     to Transaction)



*    Shares will be numbered sequentially based upon date of Purchase.

** Transactions are Purchases, Reductions in Capital, Assignments, Divisions of Shares and Combinations of Shares.


EXHIBIT B IS FILED AFTER EXHIBIT D AND SCHEDULE 1.

                           EXHIBIT C

           FORM OF OPINION OF COUNSEL FOR THE SELLER


                                                                   [Date]



Citibank, N.A.
450 Mamaroneck Avenue
Harrison, NY 10528

Citicorp North America, Inc.
  as Agent
450 Mamaroneck Avenue
Harrison, NY 10528

Katten Muchin & Zavis
525 West Monroe Street
Chicago, Illinois  60661-3693


                       IES Utilities Inc.

Ladies and Gentlemen:

           This opinion is furnished to you pursuant to Section 3.02(e) of the amendment and restatement, dated as of February 28, 1997 (the "Agreement"), of the Receivables Purchase and Sale Agreement, dated as of June 30, 1989, among IES Utilities Inc. (the "Seller"), Citibank, N.A., and Citibank North America, Inc., individually and as Agent. The terms defined in the Agreement are used as defined in the Agreement.

           As  Attorney  for  the Seller, I have  acted  as  counsel  in
connection  with  the  preparation,  execution  and  delivery   of   the
Agreement.

          In that connection, I have examined:

          (1)  The Agreement and the Certificate.

          (2) The documents of the Seller pursuant to Article III of the Agreement.

          (3) The Articles of Incorporation of the Seller and all amendments thereto (the "Articles").

          (4) The By-laws of the Seller and all amendments thereto (the "By-Laws").

          (5) Oral verification with the Secretary of State of Iowa, dated ____________, 1997, as to the continued existence and good standing of the Seller in such State.

           I have also examined all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments and all of the orders, writs, judgments, awards, injunctions and decrees (collectively, the "Documents"), which affect or purport to affect the Seller's ability to sell or otherwise dispose of Receivables or the Seller's obligations under the Agreement. In addition, I have examined such other corporate records of the Seller, certificates of public officials and of officers of the Seller, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. I have assumed the due execution and delivery, pursuant to due authorization, of the Agreement by the Investor and the Agent.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa.

          2. The execution, delivery and performance by the Seller of the Agreement and the Certificate, and the Seller's use of the proceeds of Purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, and (A) do not contravene (i) the Articles or the By-Laws or (ii) any law, rule or regulation applicable to the Seller or, to the best of my knowledge, (iii) any contractual or legal restriction contained in any Document listed above; (B) do not result in or require the creation of any Adverse Claim (other than pursuant to the Agreement) upon or with respect to any of the Seller's properties; and (C) do not require compliance with any bulk sales act or similar law. The Agreement and the Certificate have been duly executed and delivered on behalf of the Seller.

          3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Agreement or the Certificate or for the perfection of or the exercise by the Agent or any Owner of their
    respective  rights  and  remedies  under  the  Agreement   and   the
    Certificate.

          4. The Agreement and the Certificate are legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

          5. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which are likely to materially adversely affect (i) the financial condition or operations of the Seller or any of its subsidiaries or (ii) the ability of the Seller to perform its obligations under the Agreement or the Certificate, or which purport to affect the legality, validity, binding effect or enforceability of the Agreement or the Certificate.

          6. Each Share purchased prior to the date of this opinion constituted, and each Share purchased pursuant to a subsequent Purchase will constitute, a valid undivided ownership interest (an "Undivided Interest"), to the extent of the Share purchased pursuant to such Purchase, in each Pool Receivable then exiting or thereafter arising and in the Related Security and Collections.

          7. The nature of the Share is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); since the date of initial Purchase, the Pool Receivables have not been and will not be applied by the Seller or any of its consolidated subsidiaries in determining the total "current transactions" of the Seller and its consolidated subsidiaries in claiming an exemption from registration under the Securities Act. Each Purchase and each reinvestment of Collections pursuant to the Agreement will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

           The opinions set forth above are subject to the following qualifications:

          (a)  My opinion in paragraph 4 above is subject to the  effect
    of    any   applicable   bankruptcy,   insolvency,   reorganization,
    moratorium or similar law affecting creditors' rights generally.

          (b) My opinion in paragraph 4 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) I express no opinion as to the priority of the Undivided Interest as against any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, federal tax liens and liens under Title IV of ERISA).


                                        Very truly yours,



                                        Stephen W. Southwick
                                        Attorney



                                 EXHIBIT D

                        ASSIGNMENT AND ACCEPTANCE

                        Dated _____________, 19__





           Reference  is  made  to  the Receivables  Purchase  and  Sale
Agreement dated as of June 30, 1989, as amended to date (the "Agreement") among IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), an Iowa corporation (the "Seller"), the Banks (as defined in the Agreement) and Citicorp North America, Inc., a Delaware corporation, individually and as Agent ("Agent") for the Banks. Terms defined in the Agreement are used herein with the same meaning.

          ____________________ (the "Assignor") and ___________________
(the "Assignee") agree as follows:


           1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Agreement, including, without limitation, such interest in the Assignor's Bank Commitment and the Shares or interests therein owned by the Assignor. After giving effect to such sale and assignment, the Assignee's Bank Commitment and the amount of the Capital held by the Assignee will be as set forth in Section 2 of Schedule 1.


           2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, or the performance or observance by the Seller of any of its obligations under the Agreement or any other instrument or document furnished pursuant thereto.


           3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 5.02 thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank; (vi) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; (vii) represents that this Assignment and Acceptance has been duly authorized, executed and delivered by such Assignee pursuant to its corporate powers and constitutes the legal, valid and binding obligation of such Assignee and
(viii) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.


          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").


           5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.


          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of Capital, Yield and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.


          7. The Assignee agrees to abide by any obligations set forth in the Agreement on the part of a Bank. Furthermore, the Assignee understands that the Agreement itself is a confidential document and will not disclose it to any other Person except with the Agent's prior written consent, or to the Assignee's legal counsel if such counsel agrees to hold it confidential, or as required by law. Notwithstanding the foregoing, the Assignee may, in connection with any assignment or participation or proposed assignment or participation, disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller, including the Receivables, furnished to the Assignee by or on behalf of the Seller or by the Agent; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it any of the foregoing entities.


           8. If, pursuant to Section 11.01(b)(iv) of the Agreement, the Agreement shall be amended to increase the Commitment, then (i) the Agent shall promptly notify each Bank of such amendment, and (ii) on the effective date of such amendment, each Bank's Percentage Interest under its Assignment and Acceptance Agreement shall be proportionately reduced and each Bank's Bank Commitment shall remain the same; provided that each Bank may elect to maintain its Percentage Interest by executing and delivering, within ten days after receipt of notice of such amendment, a new Schedule 1 to this Assignment and Acceptance Agreement reaffirming its Percentage Interest and indicating its new Bank Commitment.


           9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


           IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.



                             Schedule 1
                                to
                         IES Utilities Inc.
                     Assignment and Acceptance
                            Dated , 19__


Section 1.

     Percentage Interest: 1                                        __________%

Section 2.

     Assignee's Bank Commitment:                                   $__________
     Aggregate Outstanding Capital of
       Shares held by
       the Assignee:                                               $__________

Section 3.

     Effective Date: 2                                   _______________, 19__

                                                         [NAME OF ASSIGNOR]

                                                    By:_______________________
                                                       Title:

                                                         [NAME OF ASSIGNEE]


                                                    By:_______________________
                                                       Title:

                                                    Address for Notices:

Accepted this _____ day
of ______________, 19__
CITICORP NORTH AMERICA, INC., as Agent

By:____________________
   Vice President


_______________________________
1 This percentage must be the same as the Assignee's percentage interest under the APA.

2 This date should be no earlier than the date of acceptance by the Agent.


                          EXHIBIT B

                        U.S. $65,000,000


            RECEIVABLES PURCHASE AND SALE AGREEMENT


                   Dated as of June 30, 1989


        As AMENDED and RESTATED as of FEBRUARY 28, 1997


                             Among


                       IES UTILITIES INC.


                           as Seller


                              and


                          CIESCO L.P.


                        as the Investor


                              and


                  CITICORP NORTH AMERICA, INC.


                            as Agent




                       TABLE OF CONTENTS

                                                                          Page

ARTICLE I  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms                              2
          SECTION 1.02.  Other Terms                                       17
          SECTION 1.03.  Computation of Time Periods                       17

ARTICLE II  AMOUNTS AND TERMS OF THE PURCHASES

          SECTION 2.01.  Facility                                          17
          SECTION 2.02.  Making Purchases                                  18
          SECTION 2.03.  Termination or Reduction of the Purchase Limit    18
          SECTION 2.04.  Share                                             18
          SECTION 2.05.  Non-Liquidation Settlement Procedures             19
          SECTION 2.06.  Liquidation Settlement Procedures                 19
          SECTION 2.07.  General Settlement Procedures                     20
          SECTION 2.08.  Payments and Computations, Etc.                   21
          SECTION 2.09.  Dividing or Combining of Shares                   21
          SECTION 2.10.  Fees                                              21
          SECTION 2.11.  Recourse for Defaulted Receivables                22
          SECTION 2.12.  Eurodollar Increased Costs                        22

ARTICLE III  CONDITIONS OF PURCHASES

          SECTION 3.01.  Condition Precedent to Initial Purchase           23
          SECTION 3.02.  Conditions Precedent to the Effectiveness
               of the Amendment and Restatement of the Original
               Agreement                                                   24
          SECTION 3.03.  Conditions Precedent to All Purchases and
               Reinvestments                                               24

ARTICLE IV  REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and  Warranties  of  the
               Seller                                                      25

ARTICLE V  GENERAL COVENANTS OF THE SELLER

          SECTION 5.01.  Affirmative Covenants of the Seller               27
          SECTION 5.02.  Reporting Requirements of the Seller              28
          SECTION 5.03.  Negative Covenants of the Seller                  29

ARTICLE VI  ADMINISTRATION AND COLLECTION

          SECTION 6.01.  Designation of Collection Agent                   30
          SECTION 6.02.  Duties of Collection Agent                        30
          SECTION 6.03.  Rights of the Agent                               31
          SECTION 6.04.  Responsibilities of the Seller                    32
          SECTION 6.05.  Further Action Evidencing Purchases               32

ARTICLE VII  EVENTS OF INVESTMENT INELIGIBILITY

          SECTION 7.01.  Events of Investment Ineligibility                33

ARTICLE VIII  THE AGENT

          SECTION 8.01.  Authorization and Action                          35
          SECTION 8.02.  Agent's Reliance, Etc                             35
          SECTION 8.03.  CNAI and Affiliates                               35
          SECTION 8.04.  Investor's Purchase Decision                      35

ARTICLE IX  ASSIGNMENT OF SHARES

          SECTION 9.01.  Assignability                                     36
          SECTION 9.02.  Annotation of Certificate                         36

ARTICLE X  INDEMNIFICATION

          SECTION 10.01.  Indemnities by the Seller                        36

ARTICLE XI  MISCELLANEOUS

          SECTION 11.01.  Amendments, Etc.                                 38
          SECTION 11.02.  Notices, Etc.                                    38
          SECTION 11.03.  No Waiver; Remedies                              38
          SECTION 11.04.  Binding Effect; Assignability                    38
          SECTION 11.05.  Governing Law                                    38
          SECTION 11.06.  Costs and Expenses                               39
          SECTION 11.07.  No Proceedings                                   39
          SECTION 11.08.  Confidentiality                                  39
          SECTION 11.09.  Execution in Counterparts                        39
          SECTION 11.10.  Amendment of the Original Certificate            39


                  RECEIVABLES PURCHASE AND SALE AGREEMENT

                         Dated as of June 30, 1989

              as Amended and Restated as of February 28, 1997



           IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), an Iowa corporation (the "Seller"), CIESCO L.P., a New York limited partnership (the "Investor"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent (the "Agent") for the Owner (as defined below), agree as follows:

            PRELIMINARY   STATEMENTS.  (1)  Certain  terms   which   are
capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

           (2) The Seller has, and expects to have, Pool Receivables in which the Seller intends to sell interests referred to herein as Shares.

           (3)  The Investor desires to purchase Shares from the Seller.

           (4) In consideration of the reinvestment in Pool Receivables of daily Collections (other than with regard to accrued Yield, Miscellaneous Fees and Collection Agent Fee) attributable to a Share, the Seller will sell to the Owner of such Share additional interests in the Pool Receivables as part of such Share until such reinvestment is terminated. It is intended that such daily reinvestment of Collections be effected by an automatic daily adjustment to each Owner's Shares.

           (5)  CNAI has been requested and is willing to act as Agent.

           (6) The Seller, the Investor and CNAI, as Agent, entered into a Receivables Purchase and Sale Agreement, dated as of June 30, 1989, and an Amendment No. 1 thereto, dated as of September 27, 1991 and amended and restated the same as of April 15, 1994 (collectively, the "Original Agreement").

           (7) The Seller, the Investor and CNAI, as Agent, desire to again amend and restate the Original Agreement.

         NOW, THEREFORE, the parties agree as follows:


                           ARTICLE I

                          DEFINITIONS

           SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Adverse Claim" means a lien, security interest or other charge or encumbrance, or other type of preferential arrangement.

           "Affiliate" means, as to any Person, any other Person, that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

           "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

           "Agent's Account" means the special account (account number 40519819) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

           "Alternate Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

           (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United
     States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

           "Assessment Rate" for any Fixed Period means the annual assessment rate per annum estimated by Citibank on the first day of such Fixed Period for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States.

           "Assignee Rate" for any Fixed Period for any Share means (i) the applicable Fees Letter Fees Rate plus (ii) an interest rate per annum equal to

          (x)  the sum of:

          (a) the rate per annum obtained by dividing (i) the consensus bid rate determined by Citibank (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such consensus bid rate is not such a multiple) for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the Business Day immediately preceding the first day of such Fixed Period of New York certificate of deposit dealers of recognized standing selected by Citibank for the purchase at face value of certificates of deposit of Citibank in New York City in an amount approximately equal or comparable to the Capital of such Share on such first day and with a maturity equal to such Fixed Period, by
     (ii) a percentage equal to 100% minus the CD Reserve Percentage for such Fixed Period, plus

           (b) in the event that the Seller's long term public senior debt securities are not rated at least BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Services, Inc. (or, if none of the Seller's long-term public senior debt securities are publicly rated at such time, the Agent shall have determined, in its sole discretion, that any of such securities would not receive at least the specified ratings if they were publicly rated), 1%, plus

          (c)  the Assessment Rate for such Fixed Period

      or, at the option of the Agent, upon notice to the Seller,

          (y)  the sum of:

          (a) 0.175% per annum above the Eurodollar Rate for such Fixed Period, plus

          (b) in the event that the Seller's long-term public senior debt securities are not rated at least BBB-by Standard & Poor's Corporation and Baa3 by Moody's Investors Services, Inc. (or, if none of the Seller's long-term public senior debt securities are publicly rated at such time, the Agent shall have determined, in its sole discretion, that any of such securities would not receive at least the specified ratings if they were publicly rated), 1%;

provided that

          (i) for any Fixed Period on or prior to the first day on which the Owner shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Owner to fund such Share at the Assignee Rate set forth above (and the Owner shall not have subsequently notified the Agent that such circumstances no longer exist),

          (ii) in the case of any Fixed Period of one to (and including)
     29 days,

          (iii) in the case of any Fixed Period as to which the Agent does not receive notice by 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Share will not be funded by issuance of commercial paper, and

          (iv) in the case of any Fixed Period for a Share the Capital of which allocated to the Owner is less than $500,000,

the "Assignee Rate" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period plus the applicable Fees Letter Fees Rate; provided further that the Agent and the Seller may agree in writing from time to time upon a different "Assignee Rate".

           "Average Maturity" means, on any day, that period (expressed in days) equal to the average maturity of the Pool Receivables as shall be calculated by the Collection Agent as set forth in the most recent Seller Report in accordance with the provisions thereof; provided that, if the Agent shall disagree with any such calculation, the Agent may recalculate the Average Maturity for such day.

           "Business Day" means any day on which (i) banks are not authorized or required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

           "Capital" of any Share means the original amount paid to the Seller for such Share at the time of its acquisition by the Investor pursuant to Sections 2.01 and 2.02, or such amount divided or combined by any dividing or combining of such Share pursuant to Section 2.09, in each case reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.06; provided that, if such Capital of such Share shall have been reduced by any distribution of any portion of Collections and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Capital of such Share shall be increased by the amount of such distribution, all as though such distribution had not been made.

          "CD Reserve Percentage" for any Fixed Period means the reserve percentage applicable on the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Fixed Period.

           "Certificate" means the Original Certificate, as amended by the amendment and restatement of the Original Agreement.

            "Citibank"   means  Citibank,  N.A.,  a   national   banking
association.

           "Citibank Agreement" means the Receivables Purchase and Sale Agreement, dated as of June 30, 1989, as amended and restated as of February 28, 1997, among the Seller, Citibank and CNAI, individually and as Agent, as the same may, from time to time, be amended, modified or supplemented.

          "Collection Agent" means at any time the Person (including the Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

           "Collection Agent Fee" has the meaning specified  in  Section
2.10.

          "Collection Agent Fee Reserve" for any Share at any time means the sum of (i) the Liquidation Collection Agent Fee for such Share at such time plus (ii) the unpaid Collection Agent Fee relating to such Share accrued to such time.

           "Collections" means, with respect to any Pool Receivable, all cash collections and other cash proceeds of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.07.

           "Concentration Account" means the special account (account number 110-00010-6) of the Seller maintained at the office of Firstar Bank of Cedar Rapids, N.A., at Second Avenue and Third Street, Cedar Rapids, Iowa.

          "Concentration Limit" for any Obligor means at any time 3%, or such other percentage ("Special Concentration Limit") for such Obligor designated by the Agent in a writing delivered to the Seller; provided that, in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided further that the Agent may cancel any Special Concentration Limit upon three Business Days' notice to the Seller.

          "Contract" means any of the Tariffs.

           "CP Fixed Period Date" means, for any Share, the date of Purchase of such Share and thereafter the last day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or any other day as shall have been agreed to in writing by the Agent and the Seller prior to the first day of the preceding Fixed Period for such Share or, if there is no preceding Fixed Period, prior to the first day of such Fixed Period.

            "Credit and Collection Policy" means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Receivables described in Schedule II to the Original Agreement, as modified in compliance with Section 5.03(c).

           "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and
(vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

           "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were
Defaulted Receivables on such date or would have been Defaulted Receivables on such date had they not been written off the books of the Seller during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

          "Defaulted Receivable" means a Receivable:

           (i) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment;

           (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

           (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

            "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at the end of such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

           "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

           (i) as to which any payment, or part thereof, remains unpaid for thirty days or more from the original due date of such payment; or

           (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

           "Designated Account" means an account in the name of, and owned by, CNAI, as Agent, designated by the Agent for the purpose of receiving Collections of Pool Receivables.

           "Designated Obligor" means, at any time, each Obligor; provided that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice by the Agent to the Seller.

           "Eligible Receivable" means, at any time and with respect to any Share, a Receivable:

          (i) the Obligor of which (A) is a United States resident, (B) is not an Affiliate of any of the parties hereto (except in the case of this clause (B) for such Receivables as shall not, in the aggregate for all Obligors that are Affiliates of parties hereto, have an Outstanding Balance exceeding 5% of the Capital of such Share at such time), and (C) is not a government or a governmental subdivision or agency (except in the case of this clause (C) for such Receivables as shall not, in the aggregate for all Obligors that are governments or governmental subdivisions or agencies, have an Outstanding Balance exceeding 10% of the Capital of such Share at such time);

           (ii) the Obligor of which at the time of the initial creation of an interest therein hereunder is a Designated Obligor;

           (iii) the Obligor of which at the time of the initial creation of an interest therein hereunder is not the Obligor of any Defaulted Receivables in the aggregate amount of 5% or more of the aggregate Outstanding Balance of all Pool Receivables of such Obligor;

           (iv) which at the time of the initial creation of an interest therein hereunder is not a Defaulted or Delinquent Receivable;

           (v) which, according to the Contract related thereto, is required to be paid in full within 30 days of the original billing date therefor;

           (vi) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

          (vii) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

          (viii) which is an "account" within the meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest created by a Share;

          (ix) which is denominated and payable only in United States dollars in the United States;

          (x) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counter-claim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

          (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

          (xii) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days' notice; and

          (xiii) as to which, at or prior to the time of the initial creation of an interest therein through a Purchase, the Agent has not notified the Seller that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase by the Investor hereunder.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Eurocurrency Liability Yield" means so long as any Owner shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Share of the Owner during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of the Owner for such Fixed Period, payable on each date on which Yield is payable on such Share. Such additional Yield shall be determined by the Owner and notified to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by the Owner shall be conclusive and binding for all purposes, absent manifest error.

           "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum equal to the rate per annum at which deposits in U. S. dollars are offered by the principal office of Citibank, N.A., in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

           "Eurodollar Rate Reserve Percentage" of any Owner for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Owner with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

           "Event of Investment Ineligibility" has the meaning specified in Section 7.01.

          "Event of Purchase Ineligibility" means any failure to satisfy the condition set forth in Section 3.03(b)(iii) or (iv).

          "Facility" means the willingness of the Investor to consider, in its sole discretion pursuant to Article II, the purchase from the Seller of Shares from time to time.

          "Facility Termination Date" means the earlier of April 14, 1999, or the date of termination of the Facility pursuant to Section
2.03 or Section 7.01.

          "Fee  Letter  Fees"   means the fees as  agreed  to  with  the
Investor pursuant to a separate letter agreement from time to time.

          "Fee Letter Fees Rate" means the Fee Letter Fees expressed as a per annum rate.

          "Fixed Period" means with respect to any Share:

          (a) in the case of any Fixed Period in respect of which Yield is computed by reference to the "Investor Rate" referred to in paragraph (a) of the definition of "Investor Rate", each successive period commencing on each CP Fixed Period Date for such Share and ending on the next succeeding CP Fixed Period Date for such Share; and

          (b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate referred to in paragraph (b) of the definition of "Investor Rate", each successive period of from one to and including 14 days, or a period of 21, 30, 60, 90 or 180 days, as the Seller shall select and the Agent may approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on the day which occurs three Business Days before the first day of such Fixed Period, each such Fixed Period for such Share to commence on the last day of the immediately preceding Fixed Period for such Share (or, if there is no such Fixed Period, on the date of Purchase of such Share), except that if the Agent shall not have received such notice, or the Agent and the Seller shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day;

provided that:

           (i) Yield with respect to any Fixed Period at a Fixed Rate shall be computed by reference to a monthly, quarterly, or semi-annual interest period as the Seller may select and the Agent shall approve;

           (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate and such extension would cause the last day of such Fixed Period to occur in the next succeeding month, the last day of such Fixed Period shall occur on the immediately preceding Business Day;

           (iii) in the case of any Fixed Period of one day for such Share, (a) if such Fixed Period is such Share's initial Fixed Period, such Fixed Period shall be the day of the related Purchase;
     (b) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (c) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

           (iv) in the case of any Fixed Period for such Share which commences before the Termination Date for such Share and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date, and the duration of each Fixed Period which commences on or after the Termination Date for such Share shall be of such duration as shall be selected by the Agent.

           "Fixed Rate" means for any Fixed Period (i) the Fee Letter Fees Rate plus (ii) the rate per annum determined by the Agent for funding by the Investor of the Purchase or maintenance of a Share for such Fixed Period as agreed between the Agent and the Seller; provided that, if the rate under (ii) above of this definition of "Fixed Rate" as agreed between the Agent and the Seller and the Investor with regard to any Fixed Period for any Share is a discount rate, the "Fixed Rate" for such Fixed Period shall be (x) the Fees Letter Fees Rate plus (y) the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum. The Seller understands that upon the agreement between the Seller and Agent of a Fixed Rate for a Fixed Period, the Agent on behalf of the Investor intends to enter into funding arrangements with third parties on terms and conditions which could result in loss to the Investor if the Capital with respect to such Fixed Period does not remain outstanding at the Fixed Rate for the entire Fixed Period at the amount of Capital paid to the Seller for such Share at the time of its purchase. Therefore, if (i) the Capital of such Share paid to the Seller with respect to such Share at the time of its purchase shall be reduced prior to the end of such Fixed Period or
(ii) the Termination Date for such Share shall occur before the end of such Fixed Period, the Fixed Rate shall be recomputed so as to indemnify and hold harmless the Investor or the Agent for all losses, liabilities, costs and expenses related thereto (including, but not limited to, attorneys' fees and expenses and the cost of interest rate swaps, dollars, forward agreements and futures contracts in connection with the Investor's funding or maintenance of any Share at a Fixed Rate) and shall include as liquidated damages a fee equal to the sum of (x) the accrued and unpaid applicable Fee Letter Fees plus (ii) the product of

                 [CLA x (F-R) x [1-(1+R/f)-n]
                        -----   -------------
                          f         R/f

where:

               CLA   =     Capital  Liquidation Amount,  as  hereinafter
               defined;

               F     =    Fixed Rate (computed without regard to the Fees
               Letter Fees Rate) for such Share for such Fixed Period;

               R    =     Redeployment Rate, as hereinafter defined;

               f     =    Fixed  Rate (determined without regard to  the
               Fee Letter Fees) payment frequency per annum; and

               n     =     Number of interest payment periods  remaining
               from Fee Determination Date to end of Fixed Period.

      The parties hereto acknowledge that the cost of any early termination of any funding arrangement with third parties prior to the originally scheduled termination date thereof, including, without limitation, interest rate swaps, collars, forward agreement and futures contracts could result in a payment by the Agent on behalf of the Investor to the third party providing such funding arrangement. Any such breakage cost will be determined by such third party providing such funding arrangement in its sole discretion, and such amount will be included in the losses, liabilities, costs and expenses included as a consequence in such recomputed Fixed Rate. "Redeployment Rate" shall mean the rate of interest at which the Agent is able to reinvest the Capital Liquidation Amount for a period comparable to the period from the Fee Determination Date to the last day of such Fixed Period in compliance with the Investor's investment policy. "Fee Determination Date" means the date on which the Capital is not so maintained or the date on which an amount of Capital of such Share was paid. "Capital Liquidation Amount" means, the total amount of Capital of such Share not so maintained or the total amount of Capital of such Share paid. For purposes of this definition of "Fixed Rate", the Fixed Period shall be computed without regard to clause (iv) of the definition of "Fixed Period". The Agent's determination of the Redeployment Rate shall be conclusive, absent manifest error. The indemnification provided for herein shall be continuing and shall survive any termination of the Agreement.

           "Indemnified  Party"  has the meaning  specified  in  Section
10.01.

           "Investor" shall include Ciesco L.P. and any successor or assign of the Investor that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

           "Investor Rate" for any Fixed Period for any Share means (i) the Fee Letter Fees Rate plus (ii):

                    (a) the per annum equivalent to the weighted average of the per annum rates paid or payable by the Owner from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by the Owner that are allocated, in whole or in part, by CNAI (on behalf of the Owner) to fund the Purchase or maintenance of such Share during such Fixed Period, as determined by CNAI (on behalf of the Owner) and reported to the Seller and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by CNAI (on behalf of the Owner); provided that, if any component of such rate is a discount rate, in calculating the "Investor Rate" for such Fixed Period CNAI shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; or

                    (b) the rate equivalent to the Fixed Rate as agreed between the Agent and the Seller; or

                    (c) if no Fixed Rate is agreed between the Agent and the Seller and if such Owner is not able to fund its Purchase or maintenance of such Share for such Fixed Period by its issuing promissory notes referred to in paragraph (a) above, a rate equal to the Assignee Rate for such Fixed Period or such other rate as the Agent and the Seller shall agree to in writing;

provided that, if such Owner so requests and the Seller consents thereto, the "Investor Rate" for any Fixed Period of one day shall be the Assignee Rate for such Fixed Period.

           "Seller Report" means a report, in substantially the form of Exhibit B hereto, furnished by the Collection Agent to the Agent for each Owner pursuant to Section 2.07.

           "Liquidation Collection Agent Fee" means for any Share at any date an amount equal to (i) the Capital of such Share as at such date multiplied by (ii) the product of (a) the percentage per annum as at such date of the Collection Agent Fee and (b) a fraction having as its numerator the Average Maturity and 360 as its denominator.

           "Liquidation Day" for any Share means either (i) each day during any Settlement Period for such Share on which the conditions set forth in Section 3.03 are not satisfied (and such failure of conditions is not waived by the Agent), provided that such conditions are also not satisfied (and such failure of conditions is not waived by the Agent) on any succeeding day during such Settlement Period, or (ii) each day which occurs on or after the Termination Date for such Share.

           "Liquidation Fee" means, for each Share for any Fixed Period (computed without regard to clause (iv) of the definition of "Fixed Period") during which any Liquidation Day or Termination Date for such Share occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of Capital of such Share during such Fixed Period (as so computed) if such reductions had remained as Capital, exceeds (ii) the income, if any, received by the Owner of such Share from such Owner's investing the proceeds of such reductions of Capital.

           "Liquidation Yield" means, for any Share at any date, an amount equal to the product of (i) the Capital of such Share as at such date and (ii) the product of (a) the Assignee Rate for such Share for a Fixed Period deemed to commence at such time for a period of 30 days and
(b) a fraction having as its numerator the Average Maturity and 360 as its denominator.

           "Loss Percentage" means, for any Share at any date, the greater of (i) three times the highest Default Ratio as of the last day of the three months ended immediately preceding such date, and (ii) 9%.

           "Miscellaneous Fees" for any Share at any time means, the sum of the following:

           (a) any unpaid reasonable fees and out of pocket expenses of counsel for the Agent, the Investor, CNA and their respective Affiliates with respect to advising the Agent, the Investor, Citibank, CNAI and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses) of the Agent, the Owner, CNAI and their respective Affiliates, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Certificate and the other documents to be delivered hereunder;

           (b) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes of the Investor issued to fund the Purchase or maintenance of any Share and any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate or the other documents to be delivered hereunder, and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

           (c) all other costs, expenses and taxes (excluding income taxes) incurred by the Owner or any shareholder of the Investor ("Other Costs"), including, without limitation, the cost of auditing the Investor's books by certified public accountants, the cost of rating the Investor's commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from the Investor's operations, and the reasonable fees and out-of-pocket expenses of counsel for the Investor or any counsel for any shareholder of the Investor with respect to (i) advising the Investor or shareholder as to its rights and remedies under this Agreement, (ii) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Certificate and the other documents to be delivered hereunder, or (iii) advising the Investor or such shareholder as to matters relating to the Investor's operations; provided that, if the Investor enters into agreements for the purchase of interests in receivables from one or more other Persons ("Other Sellers"), the liability for the Other Costs shall be attributed ratably in accordance with the usage under the respective facilities of the Investor to purchase receivables or interests therein from the Seller and each Other Seller; and provided further that, if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the computation of the Miscellaneous Fees shall provide for full payment of such Other Costs; however, if such Other Costs are attributable to any Other Seller and not to the Seller, the Other Seller shall be solely liable for such Other Costs.

            "Net Receivables Pool Balance" means at any time the Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time reduced by the sum of (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivables Pool at such time and
(ii) the aggregate amount by which the then Outstanding Balance of all Pool Receivables (other than Defaulted Receivables) of each Obligor exceeds the product of (A) the Concentration Limit for such Obligor at such time multiplied by (B) the Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time.

           "Obligor" means a Person obligated to make payments pursuant to a Contract.

           "Original Certificate" means the certificate of assignment by the Seller to the Agent, dated as of June 30, 1989, pursuant to the Original Agreement.

           "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

           "Owner" shall include the Investor and all other owners by assignment or otherwise of a Share and, to the extent of the undivided interests so purchased, shall include any participants.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Pool Receivable" means a Receivable in the Receivables Pool.

          "Provisional Liquidation Day" means any day which could be a Liquidation Day but for the proviso in clause (i) of the definition of "Liquidation Day".

           "Purchase" means a purchase by the Investor of a Share from the Seller pursuant to Article II.

           "Purchase Limit" means $65,000,000, as such amount may be reduced pursuant to Section 2.03.

           "Receivable" means the indebtedness of any Obligor under a Contract arising from a sale of gas or electricity or steam by the Seller, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

           "Receivables Pool" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor or, as to any Receivable in existence on such date, was a Designated Obligor on the date of any Purchase or reinvestment pursuant to Section 2.05.

           "Reinvestment Termination Date" for any Share means that Business Day which the Seller designates or, if the conditions precedent in Section 3.03 are not satisfied, such Business Day which the Agent designates, as the Reinvestment Termination Date for such Share by notice to the Agent (if the Seller so designates) or to the Seller (if the Agent so designates) at least one Business Day prior to such Business Day.

          "Related Security" means with respect to any Receivable:

                (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

                (ii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

          "Settlement Period" for any Share means each period commencing on the first day of each Fixed Period for such Share and ending on the last day of such Fixed Period or in the case of a Fixed Period for a Fixed Rate on such other day as the Investor and the Agent may mutually agree, and, on and after the Termination Date for such Share, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

           "Share" means, at any time, an undivided percentage ownership interest at such time in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.04, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest for such Share shall be computed as

                       C + YR + CAFR + MF
                       ------------------
                              NRPB

where:

                    C     =    the Capital of such Share at the time
                    of such computation;

                    YR    =    the Yield Reserve of such Share  at
                    the time of such computation;

                    CAFR  =    the Collection Agent Fee Reserve  of
                    such Share at the time of such computation;

                    MF    =    the accrued Miscellaneous Fees at the time
                    of such computation; and

                    NRPB  =    the Net Receivables Pool Balance  at
                    the time  of such computation.

Each Share shall be determined from time to time pursuant to the provisions of Section 2.04.

           "Special Account" means an account maintained at a Special Account Bank for the purpose of receiving Collections.

           "Special Account Bank" means any of the banks holding one or more Special Accounts.

           "Tariff" means each of the Seller's tariffs pursuant to which the Seller shall provide electricity or gas or steam to certain Obligors from time to time and pursuant to which such Obligors shall be obligated to pay for such electricity or gas or steam from time to time, each in the form delivered to the Agent.

           "Termination Date" for any Share means the earlier of (i) the Reinvestment Termination Date for such Share and (ii) the Facility Termination Date.

           "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "Yield" means:

           (i) for each Share for any Fixed Period to the extent the Investor will be funding such Share on the first day of such Fixed Period through the issuance of commercial paper or through the issuance of notes at a Fixed Rate,

                    IR x C x  ED + LF + ELY
                              --
                              360

           (ii) for each Share for any Fixed Period to the extent the Owner will not be funding such Share on the first day of such Fixed Period through the issuance of commercial paper or notes,

                    AR x C x  ED + LF + ELY
                              --
                              360

where:

               AR   =    the Assignee Rate for such Share for such Fixed
               Period;

               C    =    the  Capital of such Share during such  Fixed
               Period;

               IR   =    the Investor Rate for such Share for such Fixed
               Period;

               ED   =    the actual number of days elapsed during such
               Fixed Period, provided that, in the case of Fixed Period at a Fixed Rate, the fraction shall be adjusted to correspond to the calculation of interest on any note the proceeds of which fund or maintain the Capital of such Share;

               LF   =    the Liquidation Fee, if any, for such Share for
               such Fixed Period; and

               ELY  =    the Eurocurrency Liability Yield, if any,  for
               such Share for such Fixed Period.

provided that, with respect to any Fixed Period in respect of which Yield is computed by reference to a Fixed Rate, Yield shall be the aggregate of all such computations for such Fixed Period for the applicable monthly, quarterly, or semiannual interest period as the Seller may have selected and the Agent shall have approved; and provided further that no provision of this Agreement or the Certificate shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Share shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

          "Yield Reserve" for any Share at any time means the sum of (i) the Liquidation Yield at such time for such Share, and (ii) the accrued and unpaid Yield for such Share.

            SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

            SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".
marked for toc1
                           ARTICLE II

               AMOUNTS AND TERMS OF THE PURCHASES

            SECTION  2.01.   Facility.   On  the  terms  and  conditions
hereinafter set forth, the Investor may, in its sole discretion, make Purchases from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Investor make any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Shares, together with the aggregate outstanding "Capital" of "Shares" under the Citibank Agreement, would exceed the Purchase Limit. The Owner of each Share shall, with the proceeds of Collections attributable to such Share, reinvest pursuant to
Section 2.05(ii) in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Share. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Investor to purchase any Share at any time. The purchase price for each Share shall be equal to the initial purchase price payable pursuant to Section 2.02, the reinvestment payments pursuant to Section 2.05 and the deferred purchase price payment, if any, pursuant to Sections 2.04(a) and 2.06.

           SECTION 2.02. Making Purchases. Each Purchase shall be made on at least three Business Days' notice (and, in the case of a Fixed Period at a Fixed Rate, seven Business Days' written notice) from the Seller to the Agent. Each such notice of a Purchase for a Fixed Period at a Fixed Rate shall be by telecopier, telex or cable and confirmed in writing and each such notice shall be substantially in the form of Exhibit D hereto. Each such notice of a proposed Purchase shall specify the desired initial purchase price for such Share to be paid to the Seller, and the date of purchase and duration of the initial Fixed Period for the Share to be purchased. The Investor shall promptly notify the Agent whether it has determined to make such Purchase. The Agent shall promptly thereafter notify the Seller whether the Investor has determined to make such Purchase and whether the desired duration of the initial Fixed Period for the Share to be purchased is acceptable. On the date of each Purchase, the Investor shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent the initial purchase price by deposit of such amount in same day funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller at Citibank's office at 399 Park Avenue, New York, New York. The Investor shall on the date of each Purchase, and the Owner of each Share shall on the first day of each Fixed Period (other than the initial Fixed Period) for such Share, notify the Agent of the Investor Rate for such Fixed Period. The parties hereto intend the sale of each Share to be a true sale thereof (and not the transfer of a lien therein) and, accordingly, will treat the sale of each Share as a sale for accounting purposes.

          SECTION 2.03.  Termination or Reduction of the Purchase Limit.
(a) Optional. The Seller may, upon at least two Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided that, for purposes of this Section 2.03(a), the unused portion of the Purchase Limit shall be computed as the excess of (A) the Purchase Limit immediately prior to giving effect to such termination or reduction over (B) the sum of (i) the aggregate Capital of Shares outstanding at the time of such computation and (ii) the aggregate "Capital" of "Shares" outstanding under the Citibank Agreement at such time; provided further that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof. Any date on which the Purchase Limit shall be reduced to zero shall be a "Facility Termination Date", and this Agreement shall terminate on the first day thereafter when no Capital of any Share shall be outstanding and all other amounts then due and payable under this Agreement shall have been paid in full.

           (b) Mandatory. On each day on which the Seller shall, pursuant to Section 2.03(a) of the Citibank Agreement, reduce in part the unused portion of the Commitment (as defined in the Citibank Agreement), the Purchase Limit shall automatically reduce by an equal amount. The Purchase Limit shall automatically terminate in whole on any day on which the Seller shall terminate in whole the Commitment pursuant to Section 2.03(a) of the Citibank Agreement.

           SECTION 2.04. Share. (a) Each Share shall be initially computed as of the opening of business of the Collection Agent on the date of Purchase of such Share. Thereafter until the Termination Date for such Share, such Share shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a Liquidation Day and Provisional Liquidation Day). Such Share shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Any Share, as computed as of the day immediately preceding the Termination Date for such Share, shall remain constant at all times on and after such Termination Date. Such Share shall become zero at such time as the Owner of such Share shall have received the accrued Yield and Miscellaneous Fees for such Share and shall have recovered the Capital of such Share, and the Collection Agent shall have received the accrued Collection Agent Fee for such Share and all subsequent Collections received by the Collection Agent, if any, with respect to such Share as calculated immediately prior thereto shall be distributed by the Collection Agent (on behalf of the Owner) to the Seller as a deferred purchase price payment for such Share.

           (b) If any Share would otherwise be reduced on any day on account of Receivables arising as or becoming Pool Receivables, the Owner of such Share may prevent such reduction by giving notice to the Collection Agent, before the close of business of the Collection Agent on such day, that such Share's interest in such Receivables is to be limited so as to prevent such reduction. If such notice is given for any day for any Share, the Receivables Pool for such Share and the Net Receivables Pool Balance for such Share, will include, with respect to Receivables arising as or becoming Pool Receivables on such day, only such number of such Receivables or such portion of such Receivables as shall cause such Share to remain constant, such Receivables or portion thereof being included in the Receivables Pool for such Share in the order of the Seller's account numbers for such Receivables up to an aggregate amount so as to cause such Share to remain constant, and the remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day.

          SECTION 2.05. Non-Liquidation Settlement Procedures. On each day (other than a Liquidation Day or a Provisional Liquidation Day) during each Settlement Period for each Share, the Collection Agent shall: (i) out of Collections of Pool Receivables attributable to such Share received on such day, set aside and hold in trust for the Owner of such Share an amount equal to the Yield, Miscellaneous Fees and Collection Agent Fee accrued through such day for such Share and not so previously set aside and (ii) reinvest the remainder of such Collections, for the benefit of such Owner, by recomputation of such Share pursuant to Section 2.04 as of the end of such day and the payment of such remainder to the Seller. On the last day of each Settlement Period for each Share, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Share the amounts set aside as described in clause (i) of the first sentence of this Section 2.05. Upon receipt of such funds by the Agent, the Agent shall distribute them to the Owner of such Share in payment of the accrued Yield and Miscellaneous Fees for such Share and to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Share. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the accrued Collection Agent Fee payable with respect to such Share, and second, in payment of the accrued Yield for such Share and third, in payment of the accrued Miscellaneous Fees payable with respect to such Share.

           SECTION 2.06. Liquidation Settlement Procedures. On each Liquidation Day and on each Provisional Liquidation Day during each Settlement Period for each Share, the Collection Agent shall set aside and hold in escrow for the Owner of such Share the Collections of Pool Receivables attributable to such Share received on such day. On the last day of each Settlement Period for each Share, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Share the amounts set aside pursuant to the preceding sentence but not to exceed the sum of (i) the accrued Yield for such Share, (ii) the Capital of such Share, (iii) the accrued Collection Agent Fee payable with respect to such Share (iv) the accrued Miscellaneous Fees payable with respect to such Share and (v) the aggregate amount of other amounts owed hereunder by the Seller to the Owner of such Share. Any amounts set aside pursuant to the first sentence of this Section 2.06 and not required to be deposited to the Agent's Account pursuant to the preceding sentence shall be paid to the Seller by the Collection Agent on behalf of the Owner as a deferred purchase price payment for such Share; provided, however, that if amounts are set aside pursuant to the first sentence of this Section 2.06 on any Provisional Liquidation Day which is subsequently determined not to be a Liquidation Day, such amounts shall be applied pursuant to the first sentence of Section 2.05 on the day of such subsequent determination. Upon receipt of funds deposited to the Agent's Account pursuant to the second sentence of this
Section 2.06, the Agent shall distribute them (A) to the Owner of such Share (w) in payment of the accrued Yield for such Share, (x) in reduction (to zero) of the Capital of such Share, (y) in payment of the accrued Miscellaneous Fees with respect to such Share and (z) in payment of any other amounts owed by the Seller hereunder to such Owner and (B) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Share. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the accrued Collection Agent Fee payable with respect to such Share, second, in payment of the Accrued Yield for such Share, third, in reduction of Capital of such Share, fourth, in payment of the accrued Miscellaneous Fees with respect to such Share, and Fifth, in payment of other amounts payable to such Owner.

           SECTION 2.07. General Settlement Procedures. If on any day the Outstanding Balance of a Pool Receivable is either (i) reduced as a result of any defective, rejected or returned merchandise, insurance or services, any cash discount, or any adjustment by the Seller, or (ii) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation (which shall be remitted to the Collection Agent and distributed pursuant to Section
2.05 or 2.06 hereof, as applicable). If on any day any of the representations or warranties in Section 4.01(h) is no longer true with respect to a Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable. Except as stated in the preceding sentences of this Section 2.07 or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables. Prior to the 15th Business Day of each month, the Collection Agent shall prepare and forward to the Agent for each Owner of a Share (A) an Seller Report, relating to each Share, as of the close of business of the Collection Agent on the last day of the immediately preceding month, and (B) a listing by Obligor of all Pool Receivables, together with an analysis as to the aging of such Receivables, as of such last day. On or prior to the day the Collection Agent is required to make a deposit with respect to a Settlement Period pursuant to
Section 2.05 or 2.06, the Seller will advise the Agent of each Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period and of the allocation of the amount of such deposit to each outstanding Share; provided that, if the Seller is not the Collection Agent, the Seller shall advise the Collection Agent of the occurrence of each such Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period on or prior to such day.

          SECTION 2.08. Payments and Computations, Etc. All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Agent's Account. The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at the Alternate Base Rate, payable on demand, provided that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to an Owner of a Share, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to, the Owners ratably in accordance with their respective interests in such overdue amount. All computations of interest and all computations of Yield, Liquidation Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

           SECTION 2.09. Dividing or Combining of Shares. The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Period for any then existing Share (an "Existing Share"), divide such Existing Share on such last day into two or more new Shares, each such new Share having Capital as designated in such notice and all such new Shares collectively having aggregate Capital equal to the Capital of such Existing Share. The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Periods ending on the same day for two or more Existing Shares owned by the same Owner or the date of any proposed
Purchase (if the last day of such Fixed Period is the date of such proposed Purchase), either (i) combine such Existing Shares or (ii) combine such Existing Share or Shares, if owned by the Investor, and such proposed Share to be purchased, on such last day into one new Share, such new Share having Capital equal to the aggregate Capital of such Existing Shares, or such Existing Share or Shares and such proposed Share, as the case may be. On and after any division or combination of Shares as described above, each of the new Shares resulting from such division, or the new Share resulting from such combination, as the case may be, shall be a separate Share having Capital as set forth above, and shall take the place of such Existing Share or Shares or proposed Share, as the case may be, in each case under and for all purposes of this Agreement, and the Agent shall annotate the Certificate accordingly.

           SECTION 2.10. Fees. Each Owner shall pay to the Collection Agent a collection fee (the "Collection Agent Fee") of 1/4 of 1% per annum on the average daily amount of Capital of each Share owned by such Owner, from the date of the initial Purchase hereunder until the later of the Facility Termination Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Share; provided that, upon three Business Days' notice to the Agent, the Collection Agent may (if not the Seller) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Share, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(b); and provided further that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06.

          SECTION 2.11.  Recourse for Defaulted Receivables.

           (a) To the extent of the Default Recourse Limit (as defined below) then available, on the last day of each Settlement Period for each Share in which a Liquidation Day has occurred for such Share, the Seller shall be obligated to pay to the Agent for the account of the Owner of such Share, without prejudice to any other rights that any Owner may have hereunder or under applicable law, an amount equal to the interest of such Share in the Outstanding Balance of any Pool Receivable that at such time is a Defaulted Receivable (but without duplication of amounts previously paid under this subsection (a) with respect to such interest in such Defaulted Receivable).

          (b) "Default Recourse Limit" means at any time an amount equal to.

           (i) the applicable Loss Percentage multiplied by the Capital of such Share at such time, provided that the foregoing amount shall not be recomputed (and shall remain fixed) on any day that is a Liquidation Day for such Share, provided further that such amount shall again be recomputed (and no longer shall remain fixed) on any day that is no longer a Liquidation Day for such Share;

          (ii) plus an amount equal to the interest of such Share in any Collections with respect to each Defaulted Receivable in respect of which payments shall have been made prior to such time by the Seller under Section 2.11(a) above, provided that the Default Recourse Limit for any Share shall not at any time by reason of this clause (ii) exceed the Default Recourse Limit that was in effect as of the then most recent date of recomputation in accordance with clause (i) above.

           (c) The proceeds of any payment made pursuant to Section 2.11(a) above shall be deemed to be a Collection in respect of each Receivable in respect of which such payments are made by the Seller, and the amount of each such Collection shall be applied as provided in
Section 2.05 or 2.06, as applicable at the time of payment.

           SECTION 2.12.  Eurodollar Increased Costs.  If, due to either
(i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.13) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Owner of agreeing to purchase or purchasing, or maintaining the ownership of, Shares in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by the Owner (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of the Owner (as a third-party beneficiary), from time to time as specified, additional amounts sufficient to compensate the Owner for such increased costs; provided that (a) such costs of the Owner shall not be reimbursed to the extent that they relate to the amount of capital required or expected to be maintained by the Owner based upon the existence of any such commitment or any such purchases, and (b) the Seller shall have no obligation to comply with any demand for reimbursement to the extent that any such demand relates to any period more than ninety days prior to the date on which the Owner initially made demand for reimbursement. A certificate as to such amounts submitted to the Seller and the Agent by the Owner shall be conclusive and binding for all purposes, absent manifest error.


                          ARTICLE III

                    CONDITIONS OF PURCHASES

           SECTION 3.01. Condition Precedent to Initial Purchase. The initial Purchase hereunder was subject to the condition precedent that the Agent received on or before the date of such Purchase the following, each (unless otherwise indicated) to be dated such date, in form and substance satisfactory to the Agent:

          (a)  The Original Certificate.

          (b) Certified copies of the resolutions of the Board of Directors of the Seller approving the Original Agreement and the Original Certificate, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Original Agreement and the Original Certificate.

          (c) A certificate of the Secretary or Assistant Secretary or General Counsel of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Original Agreement and the Original Certificate and the other documents to be delivered by it thereunder.

          (d) Acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the date of the initial Purchase, under the UCC of all jurisdictions that the Agent deemed necessary or desirable in order to perfect the ownership interests created by the Original Agreement.

          (e) Acknowledgment copies or stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller.

          (f) Completed requests for information, dated on or before the date of the initial Purchase, listing the financing statements referred to in subsection (d) above and all other effective financing statements filed in the jurisdictions referred to in subsection (d) above that named the Seller as debtor, together with copies of such other financing statements (none of which were to cover any Receivables, Contracts or Related Security).

          (g)   A   favorable  opinion of Thomas J. Pitner,  Esq.,  Vice
President and General Counsel for the Seller.

          (h)   A   favorable opinion of Kaye, Scholer, Fierman, Hays  &
Handler, counsel for the Agent.

          (i) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent, addressed to the Investor and the dealer for the commercial paper of the Investor, as to the correctness of the representation and warranty of the Seller set forth in Section 4.01(m).

          (j)  Certified copies of the Tariffs.

           SECTION 3.02. Conditions Precedent to the Effectiveness of the Amendment and Restatement of the Original Agreement. The effectiveness of the amendment and restatement of the Original Agreement is subject to the conditions precedent that the Agent shall have received on or before the date hereof the following, each (unless otherwise indicated) dated the date hereof, in form and substance satisfactory to the Agent:

          (a)  The Certificate;

          (b) A certificate of the Secretary or Assistant Secretary or General Counsel of the Seller certifying the names and true signatures of the officers authorized to sign this Agreement and the other documents to be delivered by it hereunder;

          (c) A favorable opinion of Stephen W. Southwick, Vice President, General Counsel and Secretary of the Seller, Attorney for the Seller, substantially in the form of Exhibit C hereto and as to such other matters as the Agent may reasonably request.

          (d) A favorable opinion of Katten Muchin & Zavis, counsel for the Agent, as to such matters as the Agent may reasonably request.

          (e)  An executed copy of the Citibank Agreement.

          (f) Certified copies of the Tariffs (to the extent not previously delivered).

           SECTION 3.03. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) hereunder and the reinvestment in Pool Receivables of those Collections attributable to a Share pursuant to Sections 2.05 or 2.06 shall be subject to the further conditions precedent that (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Seller Report, dated within 5 days prior to the date of such Purchase, together with a listing by Obligor of all Pool Receivables and such additional information as may be reasonably requested by the Agent, and (b) on the date of such Purchase or reinvestment the following statements shall be true (and the acceptance by the Seller of the proceeds of such Purchase or reinvestment shall constitute a representation and warranty by the Seller that on the date of such Purchase or reinvestment such statements are true):

           (i)   The representations and warranties contained in Section
     4.01 of this Agreement are correct on and as of the date of such Purchase or reinvestment, before and after giving effect to such Purchase or reinvestment and to the application of the proceeds therefrom, as though made on and as of such date,

           (ii) No event has occurred and is continuing, or would result from such Purchase or reinvestment or from the application of the proceeds therefrom, which constitutes an Event of Investment Ineligibility or would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both,

           (iii) The Agent shall not have delivered to the Seller a notice that the Investor shall not make any further Purchases hereunder and/or that the Collection Agent shall not reinvest in any Pool Receivables on behalf of the Owner, and

          (iv) On such date, all of the Seller's long-term public senior debt securities are rated at least BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Service, Inc.,

and (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

           SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

           (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

           (b) The execution, delivery and performance by the Seller of this Agreement and the Certificate, and the Seller's use of the proceeds of Purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or the Certificate, or for the perfection of or the exercise by the Agent or any Owner of their respective rights and remedies under this Agreement and the Certificate, except for the filings of the financing statements referred to in Article III, all of which, on or prior to the date of the effectiveness of the amendment and restatement of the Original Agreement, will have been duly made and be in full force and effect.

           (d) This Agreement and the Certificate are the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

           (e) The balance sheets of the Seller and its subsidiaries as at September 30, 1996, and the related statements of income and retained earnings of the Seller and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 1996, there has been no material adverse change in such condition or operations.

           (f) There is no pending or threatened action or proceeding affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect
(i) the financial condition or operations of the Seller or any of its subsidiaries or (ii) the ability of the Seller to perform its obligations under this Agreement or the Certificate, or which purports to affect the legality, validity or enforceability of this Agreement or the Certificate.

           (g) No proceeds of any Purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

           (h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim except as created by this Agreement; upon each Purchase or reinvestment, the Owner making such Purchase or reinvestment will acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Share in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim except as created by this Agreement. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

           (i) Each Seller Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Seller to the Agent or any Owner in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or such Owner, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

           (j) The chief place of business executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address specified on the signature page hereof (or at such other locations, notified to the Agent in accordance with Section 5.01(f), in jurisdictions where all action required by Section 6.05 has been taken and completed).

          (k) The names and addresses of all the Special Account Banks, together with the account numbers of the Special Accounts of the Seller at such Special Account Banks, specified in Schedule I hereto (or at such other Special Account Banks and/or with such other Special Accounts as have been notified to the Agent in accordance with Section 5.03(e)).

          (l)  Neither   the Seller nor any Affiliate of the Seller  has
any direct or indirect ownership or other financial interest in any Owner.

          (m) Each Purchase and each reinvestment of Collections in Pool Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.


                           ARTICLE V

                GENERAL COVENANTS OF THE SELLER

          SECTION 5.01. Affirmative Covenants of the Seller. Until the later of the Facility Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will, unless the Agent shall otherwise consent in writing:

           (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto.

           (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Pool Receivables and Related Security, or the ability of the Seller or the Collection Agent to perform their respective obligations hereunder or the ability of the Seller to perform its obligations under the Contracts.

          (c) Audits. At any time and from time to time during regular business hours, permit the Agent, or its agents or representatives,
     (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters.

           (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable). The sale of each Share shall be treated as a sale for all record keeping purposes.

           (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables.

           (f) Location of Records. Keep its chief place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller referred to in Section 4.01(j) or, upon 30 days' prior written notice to the Agent, at any other locations in a jurisdiction where all action required by
Section 6.05 shall have been taken.

           (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

          (h) Collections. Upon the request of the Agent, (i) instruct all Obligors to cause all Collections to be deposited directly either to a Special Account or to the Concentration Account, (ii) deposit, or cause to be deposited, all Collections in the Special Accounts to the Concentration Account, and (iii) deposit, or cause to be deposited, all Collections in the Concentration Account to the Designated Account.

           SECTION 5.02. Reporting Requirements of the Seller. Until the later of the Facility Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

           (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Seller, balance sheets of the Seller and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

           (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and its subsidiaries, containing financial statements for such year certified in a manner acceptable to the Agent by Arthur Andersen & Co. or other independent public accountants acceptable to the Agent;

           (c) as soon as possible and in any event within five days after the occurrence of each Event of Investment Ineligibility and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Ineligibility, continuing on the date of such statement, a statement of the chief financial officer of the Seller setting forth details of such Event of Investment Ineligibility or event and the action which the Seller has taken and proposes to take with respect thereto;

           (d) promptly after the sending or filing thereof, copies of all reports which the Seller sends to any of its security holders, and copies of all reports and registration statements which the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

           (e) promptly after the filing or receiving thereof, copies of all reports and notices which the Seller or any subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any subsidiary receives from such Corporation; and

           (f) such other information, documents, records or reports respecting the Receivables, the Related Security or the Contracts or the condition or operations, financial or otherwise, of the Seller or any of its subsidiaries as the Agent may from time to time reasonably request.

           SECTION 5.03. Negative Covenants of the Seller. Until the later of the Facility Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will not, without the written consent of the Agent:

           (a) Sales, Liens, Etc. Except as otherwise provided herein, or pursuant to the Citibank Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable or Related Security or Collections in respect thereof, or upon or with respect to any related Contract or any Lock-Box Account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

           (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

           (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, be
     reasonably  likely  to  impair  the  collectibility  of  any   Pool
     Receivable.

           (d) Change in Payment Instruction to Obligors. Add or terminate any bank as a Special Account Bank from those listed in
     Schedule I hereto, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Special Account Bank or to the Concentration Account, unless the Agent shall have received notice of such addition, termination or change.

           (e) Deposits to Special Accounts, Concentration Account and Designated Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Designated Account (or, if instructed by the Agent, to the Special Accounts or the Concentration Accounts) cash or cash proceeds other than Collections of Pool Receivables.


                           ARTICLE VI

                 ADMINISTRATION AND COLLECTION

           SECTION 6.01. Designation of Collection Agent. The Pool Receivables shall be serviced, administered and collected by the Person (the "Collection Agent") designated to do so from time to time in accordance with this Section 6.01. Until the Agent designates a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may (on behalf of the Owner) at any time designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, if such Person (other than itself) shall agree in writing to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent, subcontract with any other Person to service, administer or collect the Pool Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

          SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, the Owner and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. The Collection Agent shall set aside and hold in trust for the account of the Seller and each Owner their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 2.05 and 2.06 but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with said Sections. If instructed by the Agent, the Collection Agent shall segregate and deposit with a bank (which may be Citibank) designated by the Agent such allocable share of Collections of Pool Receivables set aside for each Owner on the first Business Day following receipt by the Collection Agent of such Collections. If no Event of Investment Ineligibility or Event of Purchase Ineligibility shall have occurred and be continuing, the Collection Agent, while it is the Seller, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Collection Agent may determine to be appropriate to maximize Collections thereof. The Seller shall deliver to the
Collection Agent, and the Collection Agent shall hold in trust for the Seller and each Owner in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.

           (b) The Collection Agent shall as soon as practicable following receipt turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event the Seller is not the Collection Agent, all reasonable out-of-pocket costs and expenses of such Collection Agent of servicing, administering and collecting the Pool Receivables to the extent not covered by the Collection Agent Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable. The Collection Agent, if other than the Seller, shall as soon as practicable upon demand deliver to the Seller all documents, instruments and records in its possession which evidence or relate to Pool Receivables. The Collection Agent's authorization under this Agreement shall terminate, after the Facility Termination Date, upon receipt by each Owner of a Share of an amount equal to the Capital plus accrued Yield for such Share plus all other amounts owed to the Agent, each Owner and the Seller and (unless otherwise agreed by the Agent and the Collection Agent) the Collection Agent under this Agreement.

           SECTION 6.03. Rights of the Agent. (a) The Agent is hereby authorized at any time to instruct the Obligors of Pool Receivables, or any of them, to make payment of all amounts payable under any Pool Receivable to a Designated Account. The Seller shall, promptly at the Agent's request, send notices to the Obligors of Pool Receivables, or any of them, instructing them to make payment in the manner requested by the Agent. Further, the Agent may notify at any time and at the Seller's expense the Obligors of Pool Receivables, or any of them, of the ownership of Shares by the Owners.

           (b) At any time following the designation of a Collection Agent other than the Seller pursuant to Section 6.01:

                     (i) The Agent may direct the Obligors of Pool Receivables, or any of them, to make payment of all amounts due or to become due to the Seller under any Pool Receivable directly to the Agent or its designee.

                    (ii) The Seller shall, at the Agent's request and at the Seller's expense, give notice of such ownership to such Obligors and direct them to make such payments directly to the Agent or its designee.

                   (iii)     The   Seller shall, at the Agent's request,
          (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                    (iv) The Agent may take any and all steps in the Seller's name and on behalf of the Seller and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections, enforcing such Pool Receivables and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller might have done.

          SECTION  6.04.   Responsibilities of  the   Seller.   Anything
herein to the contrary notwithstanding:

          (a) The Seller shall perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if Shares had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to Pool Receivables; and

          (b) Neither the Agent nor the Owners shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

     SECTION 6.05. Further Action Evidencing Purchases. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect, protect or more fully evidence the Shares purchased by the Owners hereunder, or to enable any of them or the Agent to exercise and enforce any of their respective rights and remedies hereunder or under the Certificate. Without limiting the generality of the foregoing, the Seller will upon the request of the
A.gent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect, protect or evidence such Shares; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that such Shares have been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend.

           (b) The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto now existing or hereafter arising without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law.

           (c) If the Seller fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller under Section 10.01 or Section 11.06, as applicable.


                          ARTICLE VII

               EVENTS OF INVESTMENT INELIGIBILITY

           SECTION 7.01. Events of Investment Ineligibility. If any of the following events ("Events of Investment Ineligibility") shall occur and 'be continuing:

           (a) the Collection Agent (if the Seller or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

           (b) the Seller shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(c), 5.03(e) or 6.03(a); or

           (c) any representation or warranty or statement made by the Seller (or any of its officers) under or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

           (d) the Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller by the Agent; or

           (e) the Seller shall fail to pay any principal of or premium or interest on any Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) any Purchase or any reinvestment pursuant to Section 2.05 shall for any reason (other than pursuant to the terms hereof) cease to create, or any Share shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Share in each applicable Pool Receivable and the Related Security and Collections with respect thereto or the Certificate shall for any reason cease to evidence in the Owner of such Share legal and equitable title to, and ownership of, an undivided percentage ownership interest in Pool Receivables and Related Security to the extent of such Share; or

           (g) the Seller shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

           (h) the Default Ratio as at the last day of any calendar month shall exceed 6% or the Delinquency Ratio as at the last day of any calendar month shall exceed 20%; or

           (i) the sum of the Shares percentage hereunder plus the "Shares" percentage under the Citibank Agreement shall for a period of five consecutive Business Days be equal to or exceed 100%; or

           (j) there shall have been any material adverse change in the financial condition or operations of the Seller since December 31, 1993, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder;

then, and in any such event, the Agent may, by notice to the Seller declare the Facility Termination Date to have occurred, whereupon the Facility Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided that, in the event of an actual or deemed entry of an order for relief with respect to the Seller under the Federal Bankruptcy Code or the occurrence of any event described above in subsection (f), the Facility Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. Upon any such termination of the Facility, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article IX hereof, any Owner may elect to assign any Share owned by such Owner pursuant to Section 9.01 following the occurrence of any Event of Investment Ineligibility.


                          ARTICLE VIII

                           THE AGENT

           SECTION 8.01. Authorization and Action. The Owner hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

           SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificate or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03. CNAI and Affiliates. With respect to any Share owned by it, CNAI shall have the same rights and powers under this Agreement as any other Owner and may exercise the same as though it were not the Agent. CNAI and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Owners.

           SECTION 8.04. Investor's Purchase Decision. The Investor acknowledges that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Owner and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and, if it so determines, to purchase an undivided ownership interest in Pool
Receivables hereunder. The Owner also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.


                           ARTICLE IX

                      ASSIGNMENT OF SHARES

           SECTION 9.01. Assignability. (a) This Agreement and the Owner's rights and obligations herein (including ownership of each Share) shall be assignable by the Owner and its successors and assigns to Citibank, CNAI, any of their Affiliates, any Person managed by Citibank, CNAI or any of their Affiliates, or to any financial institution or other entity which is acceptable to the Agent and approved by the Seller, which approval shall not be unreasonably withheld.

           (b) Each assignor of a Share or any interest therein shall notify the Agent and the Seller of any such assignment.

           SECTION 9.02. Annotation of Certificate. The Agent shall annotate the Certificate to reflect any assignments made pursuant to
Section 9.01 or otherwise.


                           ARTICLE X

                        INDEMNIFICATION

           SECTION 10.01. Indemnities by the Seller. Without limiting any other rights which the Agent, any Owner or any Affiliate of any thereof (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") growing out of or resulting from this Agreement or the use of proceeds of Purchases or reinvestments or the ownership of Shares or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables (or delayed payment thereon) due to creditworthiness of the Obligors, or
(c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Shares or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing (but subject to the restrictions described in the foregoing clauses (a) and (b)), the Seller shall pay on demand to each Indemnified Party (without duplication of any amounts payable by the Sellers as a deemed Collection pursuant to Section 2.07) any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

           (i) the purported sale by the Seller (and acceptance of any initial purchase price payment or reinvestment payment thereof) of an undivided percentage ownership interest in any Pool Receivable if at the time of such payment or reinvestment the aggregate percentage interest in the Pool Receivables with respect to all then outstanding Shares plus all then outstanding "Shares" under the Parallel Purchase Commitment equals or exceeds 100%;

           (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

           (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

           (iv) the failure to vest in the Owner of a Share an undivided percentage ownership interest, to the extent of such Share, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

           (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time;

           (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

           (vii) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI or to perform its duties or obligations under the Contracts;

           (viii) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

           (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or reinvestments or the ownership of Shares or in respect of any Receivable, Related Security or Contract;

          (x) the commingling of Collections of Pool Receivables at any time with other funds; or

           (xi) any breakage and other expenses, if any, of the Investor (including, without limitation, attorneys' fees and disbursements) in the event Seller does not consummate a Purchase pursuant to the terms of this Agreement.


                           ARTICLE XI

                         MISCELLANEOUS

           SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Seller herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent as agent for the Owner, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           SECTION 11.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II shall not be effective until received by the Agent.

           SECTION 11.03. No Waiver; Remedies. No failure on the part of any Owner or the Agent to exercise, and no delay in exercising, any right hereunder or under the Certificate shall operate as a waiver thereof; nor shall any single or is a partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Agent and each Owner and their respective successors and assigns, except that the Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, as no Capital of any Share shall be outstanding; provided that rights and remedies with respect to the provisions of Article X and
Section 11.06, 11.07 and 11.08 shall be continuing and shall survive any termination of this Agreement.

           SECTION 11.05. Governing Law. This Agreement and the Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the interests of the Owners, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

          SECTION 11.06. Costs and Expenses. In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration (including periodic auditing), modification and amendment of this Agreement, the Certificate and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Investor, Citibank, CNAI and their respective Affiliates with respect thereto and with respect to advising the Agent, the Investor, Citibank, CNAI and their respective Affiliates with respect thereto.

           SECTION  11.07.   No Proceedings.  Each of  the  Seller,  the
Agent, CNAI and each assignee of a Share or any interest therein and each entity which enters into a commitment to purchase Shares or interests therein hereby agrees that it will not institute against the Investor any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper issued by the Owner shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

            SECTION 11.08. Confidentiality. Except to the extent otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof) and not to disclose this Agreement or such drafts to third parties (other than to its directors, officers, employees, accountants or counsel); provided that the Agreement may be disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent.

          SECTION 11.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

           SECTION 11.10. Amendment of the Original Certificate. The Original Certificate is hereby amended in its entirety to read as set forth in Exhibit A hereto and the Agent is authorized to endorse on the Original Certificate the changes made pursuant hereto. Each reference in this Agreement to "the Certificate" shall mean the Original Certificate as amended by the amendment and restatement of the Original Agreement.



      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officer is hereunto duly authorized, as of the date first above written.


                              IES UTILITIES INC.


                              By:  _________________________
                                   Title:


                              By:  _________________________
                                   Title:

                              200 First Street, S.E.
                              Cedar Rapids, IA 52401



                              CIESCO L.P.

                              By:  CITICORP NORTH AMERICA, INC.,
                                   as Attorney-in-Fact



                                   By:  _______________________
                                        Vice President

                                   450 Mamaroneck Avenue
                                   Harrison, NY 10528
                                   Attention: Vice President
                                   Facsimile No. (914) 899-7890


                              CITICORP NORTH AMERICA, INC.



                              By:  _____________________________
                                   Vice President

                              450 Mamaroneck Avenue
                              Harrison, NY 10528
                              Attention: Corporate Asset
                                Funding Department
                              Facsimile No. (914) 899-7890


                           EXHIBIT A

                   CERTIFICATE OF ASSIGNMENT

                   Dated as of June 30, 1989
        As amended and restated as of February 28, 1997



           Reference is made to the Receivables Purchase and Sale Agreement dated as of June 30, 1989, as amended and restated as of February 28, 1997 (the "Agreement") among IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company, the "Seller"), CIESCO L.P. (formerly known as Commercial Industrial Trade-receivables Investment Company) and Citicorp North America, Inc., as Agent. Terms defined in the Agreement are used herein as therein defined.

           The Seller hereby sells and assigns to the Agent for the account of the Owner each Share as determined from time to time under the Agreement.

          Each Purchase of a Share by the Investor from the Seller, each assignment of such Share by its Owner to an Assignee and each reduction in Capital in respect of each Share evidenced hereby shall be endorsed by the Agent on the grid attached hereto which is part of this Certificate of Assignment. Such endorsement shall evidence the ownership of such Share initially by the Investor and upon any assignment, if any, thereof by the Assignee thereof and the amount of Capital from time to time.

          This Certificate of Assignment is made without recourse except as otherwise provided in the Agreement.

           This Certificate of Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN   WITNESS  WHEREOF,  the  undersigned  has  caused   this
Certificate of Assignment to be duly executed and delivered by its duly authorized officer as of the date first above written.

                              IES UTILITIES INC.


                              By:___________________________________
                                 Title:_____________________________


                              By:___________________________________
                                 Title:_____________________________



                              GRID


Number                         Capital                Owner
of                             (Giving Effect         (Giving Effect
Shares*    Transaction**       to Transaction)        to Transaction)



*    Shares will be numbered sequentially based upon date of Purchase.

** Transactions are Purchases, Reductions in Capital, Assignments, Divisions of Shares and Combinations of Shares.




                             EXHIBIT B

                       FORM OF SELLER REPORT







                             EXHIBIT C

              FORM OF OPINION OF COUNSEL FOR THE SELLER


                                                           [Date]


CIESCO L.P.
450 Mamaroneck Avenue
Harrison, NY  10528

Citicorp North America, Inc.,
  as Agent
450 Mamaroneck Avenue
Harrison, NY  10528

Katten Muchin & Zavis
525 West Monroe Street
Suite 1600
Chicago, IL 60661-3693

                       IES Utilities Inc.

Ladies and Gentlemen:

           This opinion is furnished to you pursuant to Section 3.02(e) of the amendment and restatement, dated as of February 28, 1997 (the "Agreement"), of the Receivables Purchase and Sale Agreement, dated as of June 30, 1989, among IES Utilities Inc. (the "Seller'), CIESCO L.P. and Citicorp North America, Inc., as Agent. The terms defined in the Agreement are used as defined in the Agreement.

           As  Attorney  for  the Seller, I have  acted  as  counsel  in
connection  with  the  preparation,  execution  and  delivery   of   the
Agreement.

          In that connection I have examined:

          (1)  The Agreement and the Certificate.

          (2)  The documents of the Seller pursuant to Article
               III of the Agreement.

          (3) The Articles of Incorporation of the Seller and all amendments thereto (the "Articles").

          (4) The By-laws of the Seller and all amendments thereto (the "By-Laws").

          (5) Oral verification with the Secretary of State of Iowa, dated _______________, 1997, as to the continued existence and good standing of the Seller in such State.

           I have also examined all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments and all of the orders, write, judgments, awards, injunctions and decrees (collectively the "Documents"), which affect or purport to affect the Seller's ability to sell or otherwise dispose of Receivables or the Seller's obligations under the Agreement. In addition, I have examined such other corporate records of the Seller, certificates of public officials and of officers of the Seller, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. I have assumed the due execution and delivery, pursuant to due authorization, of the Agreement by the Investor and the Agent.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

           1. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa.

           2. The execution, delivery and performance by the Seller of the Agreement and the Certificate, and the Seller's use of the proceeds of Purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, and (A) do not contravene (i) the Articles or the By-Laws or (ii) any law, rule or regulation applicable to the Seller or, to the best of my knowledge, (iii) any contractual or legal restriction contained in any Document listed above; (B) do not result in or require the creation of any Adverse Claim (other than pursuant to the Agreement) upon or with respect to any of the Seller's properties; and (C) do not require compliance with any bulk sales act or similar law. The Agreement and the Certificate have been duly executed and delivered on behalf of the Seller.

           3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Agreement or the Certificate or for the perfection of or the exercise by the Agent or any Owner of their
     respective  rights  and  remedies  under  the  Agreement  and   the
     Certificate.

           4. The Agreement and the Certificate are legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

           5. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which are likely to materially adversely affect (i) the financial condition or operations of the Seller or any of its subsidiaries or (ii) the ability of the Seller to perform its obligations under the Agreement or the Certificate, or which purport to affect the legality, validity, binding effect or enforceability of the Agreement or the Certificate.

           6. Each Share purchased prior to the date of this opinion constituted, and each Share purchased pursuant to a subsequent Purchase will constitute, a valid undivided ownership interest (an "Undivided Interest"), to the extent of the Share purchased pursuant to such Purchase, in each Pool Receivable then exiting or thereafter arising and in the Related Security and Collections.

           7. The nature of the Share is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); since the date of initial Purchase, the Pool Receivables have not been and will not be applied by the Seller or any of its consolidated subsidiaries in determining the total "current transactions" of the Seller and its consolidated subsidiaries in claiming an exemption from registration under the Securities Act. Each Purchase and each reinvestment of Collections pursuant to the Agreement will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(S) of the Investment Company Act of 1940, as amended.

           The opinions set forth above are subject to the following qualifications:

                (a) My opinion in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                (b) My opinion in paragraph 4 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                (c) I express no opinion as to the priority of the Undivided Interest as against any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, federal tax liens and liens under Title IV of ERISA).

                                   Very truly yours,



                                   Stephen W. Southwick
                                   Attorney



                                   EXHIBIT D

                             NOTICE OF PURCHASE OF
                            A SHARE AT A FIXED RATE


Citicorp North America, Inc.
  as Agent
450 Mamaroneck Avenue
Harrison, New York 10528

Attention:  ____________________

Ladies and Gentlemen:

          The undersigned, IES Utilities Inc., refers to the Receivables Purchase and Sale Agreement dated as of June 30, 1989, as amended and restated as of February 28, 1997 (the "Agreement," the terms defined therein being used herein as therein defined), among the undersigned, Ciesco L.P., and you, as Agent, and hereby gives you notice pursuant to
Section  2.02  of  the  Agreement that the undersigned  hereby  requests
Ciesco L.P. to make a Purchase under the Agreement, and in that connection sets forth below the terms on which such Purchase (the "Proposed Purchase") is requested to be made:

     (A)  Date of purchase of
          Share                                   ______________
     (B)  Amount of Capital                       ______________
     (C)  Maturity date of Fixed Period           ______________
     (D)  Fixed Rate                              ______________
     (E)  Interest Payment Date(s)                ______________

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase of such Share:

           (a)  the representations and warranties contained in  Section
     4.01 are correct, before and after giving effect to the Proposed Purchase and to the application of the proceeds therefrom, as though made on and as of such date;

           (b) no event has occurred and is continuing, or would result from the Proposed Purchase or from the application of the proceeds therefrom, which constitutes an Event of Investment Ineligibility or would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both.


The undersigned hereby confirms that the proposed Purchase of such Share is to be made available to it in accordance with Section 2.02 of the Agreement.

                              Very truly yours,

                              IES UTILITIES INC.



                              By:  _________________________
                                   Title:



                           SCHEDULE I

                       IES UTILITIES INC.
                 LIST OF SPECIAL ACCOUNT BANKS


                                                       ACCOUNT NUMBER


Firstar Bank Iowa, N.A.                                110-00010-6
222 2nd Avenue S.E.
Cedar Rapids, IA 52401

Brenton Bank & Trust                                   136026
102 South Central Street
Marshalltown, IA 50158

Brenton National Bank                                  75130109
P.O. Box 149
Grinnell, IA 50112

Central State Bank                                     3228483
P.O. Box 146
Muscatine, IA 52761

Iowa State Bank and Trust                              296023
P.O. Box 927
Fairfield, IA 52556

First Bank and Trust                                   136026
P.O. Box AA
Spirit Lake, IA 51360

First National Bank                                    136042
5th and Burnett
Ames, IA 50010

Firstar Bank Ottumwa, N.A.                             01148109
123 East Third Street
Ottumwa, IA 52501

Firstar Bank Burlington, N.A.                          621021453
P.O. Box 1088
Burlington, IA 52601

Mercantile Bank                                        786209
100 E. Jackson
Centerville, IA 52544

Mercantile Bank                                        346217
P.O. Box 1166
Newton, IA 50208

Iowa Falls State Bank                                  307761
P.O. Box 129
Iowa Falls, IA 50126

Iowa State Savings Bank                                124109
P.O. Box 109
Creston, IA 50801

Iowa Trust & Savings Bank                              244007
200 N. 10th
Centerville, IA 52544

Lee County Bank & Trust, N.A.                          25577
8th Street & Avenue
Fort Madison, IA 52627

Security Bank                                          6101378
1402 Washington Street
Eldora, IA 50627

State Central Bank                                     3072121
601 Main Street
Keokuk, IA 52632

Washington State Bank                                  170054
Lock Box 311
Washington, IA 52353

Mercantile Bank                                        118079
101 South Filmore Street
Mount Ayr, IA  50854